SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(X )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

( )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                        J.A. INDUSTRIES, INC.

            (Name of Registrant as Specified In Its Charter)

                       J.A. INDUSTRIES, INC.

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

(X) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                          [Preliminary Proxy Statement]


                              J.A. Industries, Inc.
                            34A-2755 Lougheed Highway
                       Port Coquitlam, B.C. V3B 5Y9 Canada

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                         Meeting Date:           , 1996


NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of J.A. INDUSTRIES, INC. a Delaware corporation ("Company" or "JA"), will be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., at 2500 First Union Capitol Center Raleigh, North Carolina 27601 on , 1996 at 8:00 a.m. in the forenoon, for the following purposes:


1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger by and among the Company, J.A. Industries of North Carolina, Inc., a newly formed wholly owned subsidiary of the Company ("Sub") and Kenmar Business Groups, Inc. ("Kenmar") (the "Merger Agreement") and the transactions contemplated thereby. The Merger Agreement provides for a reverse triangular merger whereby Kenmar will become a wholly-owned subsidiary of JA. Pursuant to the Merger Agreement each share of Kenmar's common stock shall be converted into the right to receive 41 shares (subject to adjustment) of unregistered common stock of the Company (the "Exchange Ratio"). The Exchange Ratio shall be a number that upon consummation of the merger will result in the Kenmar stockholders owning an aggregate number of shares of the Company equal to 50 percent of the Company's issued and outstanding shares. The Exchange Ratio will be adjusted at the consummation of the merger. The Company's common stock issued and exchanged for the Kenmar common stock is referred to collectively herein as the ("Merger Consideration"). Contemporaneously with the issuance of the Merger Consideration, the

                Company shall grant to Kenmar an option to acquire 750,000 shares of its Common Stock for an aggregate purchase price of one dollar upon the occurrence of a breach of any representation, warranty, covenant or other obligation of the Company under the Merger Agreement.


2. To elect (5) directors of the Company for the ensuing year.

3. To approve an amendment to the Company's Certificate of Incorporation to provide for a change in name to Electronic Manufacturing Services Group, Inc.


4. To approve a 1 for 4 reverse stock split of each outstanding share of the Company's Common Stock.


5. To transact such other business as may properly come before the meeting.

Please fill out, sign and mail the enclosed form of proxy, whether or not you expect to be present at the Special Meeting. A self-addressed envelope is enclosed for your convenience.

                                              By Order of the Board of Directors


PORT COQUITLAM, B.C.                          ROBERT KNIGHT, PRESIDENT

        , 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN,
DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.  NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED
IN THE UNITED STATES.

                                     SUMMARY

THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION SET FORTH ELSEWHERE IN THIS PROXY STATEMENT AND IS NOT INTENDED TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE ACCOMPANYING APPENDICES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

THE COMPANIES


J.A. INDUSTRIES, INC. The Company was organized under the laws of the State of Delaware in 1987 and presently has no operations. As of March 31, 1996 the Company had no assets. The principal executive offices of the Company are located at 34A-2755 Lougheed Highway #522, Port Coquitlam, B.C. V3B 5Y9 Canada and its telephone number is (604) 941-3413.

J.A. INDUSTRIES OF NORTH CAROLINA, INC. Sub was organized under the laws of the State of North Carolina in January 1996 and presently has no operations. As of March 31, 1996 Sub had no assets. The principal executive offices of Sub are located at 34A- 2755 Lougheed Highway #522, Port Coquitlam, B.C. V3B 5Y9 Canada and its telephone number is (604) 941-3413.

KENMAR BUSINESS GROUPS, INC. Kenmar was organized under the laws of the State of North Carolina in 1984 and is a contract provider of manufacturing services to the electronics industry. As of February 29, 1996 Kenmar had total assets of $3,069,000. The principal executive offices of Kenmar are located at 6638 Old Forest Wake Road, Raleigh, North Carolina and its telephone number is (919) 876-6049.

         Kenmar provides manufacturing services to original equipment manufacturers ('OEM's') in the electronics industry, including producers of industrial controls, computers & peripherals and instrumentation. Primary services include materials procurement, printed circuit card and chassis assembly, and testing. Kenmar has approximately 20 customers, 6 of which accounted for 79% of its sales for the six months ending February 29, 1996. Prior to the loss of its largest customer in 1995, Kenmar conducted its operations in 42,000 square feet of flex space with 85 employees. Since such loss, steps have been taken to size the operations to more closely match the revenue without losing its key employees and skills required to regrow the business. To date, this has caused Kenmar to incur losses from operations for fiscal 1996. Kenmar currently operates one facility in Raleigh, North Carolina with approximately 25 employees in 21,000 square feet of flex space. Operations are near 40% capacity with one shift active.



                                 SPECIAL MEETING


         A Special meeting of Shareholders of the Company will be held on , 1996 at 8:00 a.m. local time at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. at 2500 First Union Capitol Center Raleigh, North Carolina 27601 at which time the shareholders of the Company will be asked to approve the Merger Agreement and the transactions contemplated thereby; elect directors, amend the Company's Certificate of Incorporation and approve a 1 for 4 reverse stock split. The record holders of the Company's common stock at the close of business on June 3, 1996 (the "Record Date") are entitled to notice of and to vote at the special meeting. On the Record Date, there were approximately 301 holders of record of the Company's common stock and 9,417, 304 shares of Company common stock outstanding.


                The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock present at the meeting is required to approve the Merger Agreement and other proposals presented herein. Directors will be elected by a plurality of the votes cast. It is expected that all of the 307,259 shares of the Company's common stock beneficially owned by the directors and executive officers of the Company and their affiliates at the Record Date will be voted for the proposals set forth herein.

Effective Time of the Merger

                The Merger will become effective upon the filing of properly executed Articles of Merger relating thereto with the Secretary of the State of North Carolina, or at such later time as may be specified therein. See "The Merger-Effective Time of the Merger".

                                TABLE OF CONTENTS

                                                                            Page
Available Information                                                          1

Incorporation of Certain Documents by Reference                                1

Information Concerning the Special Meeting

         Summary                                                               i
         Date, Place and Time of Special Meeting                              ii
         Voting; Revocation of Proxy                                           2
         Solicitation of Proxies                                               2
         Quorum and Vote Required                                              2
         Dissenters' Rights                                                    3

Proposal One - Approval of the Merger                                          5
         Approval Sought                                                       5
         History of JA                                                         6
         Background of the Merger                                              6
         Terms of the Merger                                                   8
         Business of Kenmar                                                    9

         Recommendation of the Board of Directors                             11
         Additional Terms of the Merger Agreement                             12
         Issuance of Restricted Shares                                        16
         Registration Rights                                                  18
         Effective Time of the Merger                                         19
         Accounting Treatment                                                 19
         Federal Income Tax Consequences                                      19
         Rights of Dissenting Stockholders                                    21
         Option Agreement                                                     23

Selected Financial Data for the Company and Kenmar                            23
         JA                                                                   23
         Kenmar                                                               25
         Per Share Data                                                       26
Management's Discussion and Analysis of
  Financial Condition and Results of Operations                               27
         JA                                                                   27
         Liquidity                                                            29

         Notes Payable and Long Term Debt                                     31
         Results of Operations                                                36
         Kenmar                                                               40



         Results of Operations                                                40
         Liquidity and Capital Resources                                      42
         Statements of Income                                                 44

Proposal Two - Election of Directors                                          47
         Nominees                                                             47
         Executive Compensation                                               48

Security Ownership of Certain Beneficial
  Owners and Management                                                       51

Principal Stockholders (post merger)                                          52

Common Stock of the Company                                                   53
         Market Price Information                                             53
         Dividend Policy                                                      54
         Post Meeting Financing                                               54

Proposal Three - Approval of Amendment to
         Certificate of Incorporation                                         55

Description of Capital Stock of the Company                                   55

Proposal Four - Reverse Stock Split                                           56

Financial Statements                                                          56

Presence of Accountants at Special Meeting                                    57

Stockholder's Proposals                                                       57


Other Matters                                                                 57


 EXHIBITS

Section 262 of the Delaware General Corporation
         Law - Appraisal Rights                                                A

Agreement and Plan of Merger                                                   B

Option Agreement                                                               C

Proposed Amendment to Certificate of Incorporation                             D

Financial Statements                                                           E

AVAILABLE INFORMATION

                JA is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning JA can be inspected and copied at Room 1024 of the Commission's offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and in Chicago (Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Proxy Statement, nor any distribution of the securities issuable in connection with the Merger Agreement, shall, under any circumstances, create any implication that there has been no change in the information concerning JA contained in this Proxy Statement since the date of such information.



                The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Exchange Act accompany this Proxy
Statement:


                1.         Form 10-KSB/A for its fiscal year ended June
                           30, 1995;


                2.         Form 10-QSB/A for the quarters ended March 31, 1996;

                3. Forms 8-K dated June 30, September 15, 1995 and January 26, 1996 and Form 8-K/A dated July 18, 1995.

SOLICITATION OF PROXIES

                This Proxy Statement, together with the accompanying Proxy, is furnished in connection with the solicitation of proxies to be used at the Special Meeting of Stockholders of J.A. Industries, Inc., a Delaware corporation (hereinafter called the "Company"), to be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan L.L.P., 2500 First Union Capitol Center, Raleigh, North Carolina on __________, 1996 at 8:00 in the forenoon or any adjournment thereof.

                A stockholder signing and returning a proxy in the enclosed form has the power to revoke it any time before the exercise thereof by giving written notice to that effect to the Secretary of the Company, by the submission of another signed proxy bearing a later date or by the stockholder's personal attendance at the meeting and voting by ballot.

                The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Corporation.

                The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Company. The Company does not intend to solicit proxies other than by the use of the mails, but certain officers and regular employees of the Company or its subsidiaries, for no additional remuneration, may use their personal efforts, by telephone or otherwise, to obtain proxies. No firm has ben retained to assist in the solicitation of broker and nominee proxies.

VOTING SECURITIES OUTSTANDING


                At the close of business of June 3, 1996, the record date for the meeting, the Company had outstanding 9,417,304 shares of Common Stock, each of which shares is entitled to one vote.


QUORUM AND VOTE REQUIRED

                The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Approval of each Proposal will require the affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present in person or by proxy except directors will be elected by a plurality of the votes cast. Management of the Company recommends that holders vote their shares in favor of all proposals.

                In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned Proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.


         Dissenters' Rights.

                Pursuant to Section 262 of the General Corporation Law of the State of Delaware, a copy of which is attached hereto as Exhibit A, any holder of JA Common Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting stockholder to be paid, in cash, the value of his JA Common Stock as determined by the Delaware Court of Chancery, provided that the following conditions are satisfied:

                (1) Such stockholder must file with the Company a written demand for appraisal of his shares, separate and apart from any proxy or vote against the Merger, before the taking of the vote on the Merger. If a stockholder elects to exercise dissenters' rights, such right may only be exercised as to all shares of JA capital stock held by the dissenting stockholder.

                (2) Such stockholder must not vote in favor of the Merger, nor submit a proxy in which directions are not given.

                (3) Within 120 days after the Effective Date of the Merger, either the Company or any stockholder who has complied with Section 262 may, by petition filed in the Delaware Court of Chancery, demand a determination by the Court of the value of the shares of all objecting stockholders with whom agreements as to the value of such shares have not been reached.

Within 10 days after the Effective Date of the Merger, the Company will notify each stockholder who has complied with Section 262 and not voted for, or consented to, the Merger of the date on which the Merger became effective.

                If the Company and the dissenting stockholder cannot agree on the value of the shares, the Court, based upon an appraisal prepared by an independent appraiser, will make its own determination. Under Delaware law, the dissenting shares would be valued on a going concern and not a liquidation basis. An appraiser would be obligated to determine the intrinsic value of the shares, without giving effect to the proposed Merger, considering all factors and elements which reasonably may enter into such a determination, including market value, asset value, earnings prospects and the nature of the enterprise. The value determined by the court may be more than, less than or equal to the Merger consideration (i.e., the value of the JA Common Stock after the Merger).

                Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger or thereafter, with the written approval of the Company, any objecting stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered pursuant to the Merger, provided that no appraisal proceeding in the Delaware Court of Chancery may be dismissed without the approval of such Court. The cost of an appraisal proceeding may be determined by such Court and taxed upon the parties as the Court deems equitable under the circumstances.

                FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING HIS DISSENTER'S RIGHTS WILL
RESULT IN THE LOSS OF SUCH RIGHTS.

                                  PROPOSAL ONE
                             APPROVAL OF THE MERGER


Approval Sought.


                Stockholders are being asked to approve an Agreement and Plan of Merger, dated as of March 1,1996 (the "Merger Agreement"), a copy of which, including all schedules and exhibits, is annexed hereto as Exhibit B, among the Company, Sub and Kenmar, which provides for, among other things (i) the merger of Sub with and into Kenmar, with Kenmar continuing as a surviving corporation and a wholly-owned subsidiary of JA (the "Merger"), and (ii) the conversion of each outstanding share of common stock, no par value, of Kenmar ("Kenmar Common Stock") into 41 shares (subject to adjustment) of JA Common Stock.


                The Exchange Ratio of 41 shares of JA Common Stock for each share of Kenmar Common Stock was negotiated by the board of directors of the Company in its independent judgment concerning the relative value of a share of Kenmar Common Stock and a share of JA Common Stock, taking into consideration such factors as the market value of the JA Common Stock, the value of Kenmar's assets, and value of Kenmar's business and future prospects. See "Background of the Merger."


                Pursuant to the Merger Agreement and taking into account the 1 for 4 reverse stock split, approximately 2,734,326 shares of the Company's common stock will be issued to Kenmar shareholders in exchange for all of the outstanding shares of Kenmar. It is the intention of the parties that the former shareholders of Kenmar shall receive such number of shares of the Company to enable them to obtain a 50% interest in the post transaction entity. The Exchange Ratio is subject to adjustment to insure that Kenmar shareholders will receive a 50% interest in the post transaction entity.

HISTORY OF JA


                JA was incorporated in the State of Delaware on July 21, 1987 and was inactive until September 1991 when its Board made the decision to acquire companies in the contract manufacturing business. A total of 3 such companies were acquired. However, because the growth and profitability of its acquired operations fell short of expectations, beginning in June 1995, the Company began disposing of its operations. By November 1995 the Company had sold or disposed of all of its operations.


BACKGROUND OF THE MERGER

                In December 1995, the Company initiated discussions with Kenmar, a privately held company engaged in the contract manufacturing business. After an analysis by the Board of opportunities available to the Company, in January 1996 the Company agreed to seek to effect a merger between Kenmar and the Company. The terms of the Merger would be subject to execution of a definitive merger agreement, stockholder approval and the completion of due diligence. None of the current members of the Board of Directors of the Company is affiliated with Kenmar.


                The Board also considered the risks and potential disadvantages associated with the Merger. Effectively, the Merger will result in a change in control. After the Merger, the stockholders of Kenmar will, in the aggregate, hold 50% of the outstanding JA Common Stock. Kenmar has 38 Common Stockholder and 42 Class A Preferred Stockholders. If such shares are voted together, the shares held by the former Kenmar stockholders might constitute a plurality of the outstanding shares. Moreover, pursuant to the terms of the Merger Agreement, for a period of 3 years after the Merger, the Company is to be managed by the present management of Kenmar. See "Additional Terms of the Merger", page 35.

                As a "shell company" with no existing business and an insignificant net worth, the Board believes that the merger poses little additional risk to stockholders. The Board believes that if the Merger is not approved, the only alternatives available to the Company would be to liquidate

(in which case it is unlikely that there would be any distribution to stockholders), or to continue as a "dormant" company until another business combination is identified and the Company is uncertain whether any other viable business combination could be identified. In any event the Board believes that given the current financial condition of the Company, it is unlikely that any other business combination would provide the same value to stockholders as the proposed merger with Kenmar.

                As a result of the merger, the Company would assume the liabilities of Kenmar which as of February 29, 1996 totaled $1,355,000 and included the following:


Current maturites of long-term debt                                   $    4,317
Current obligations under capital leases                              $   35,203
Accounts payable - trade                                              $  621,852
Other accrued liabilities                                             $   94,833
                                                                      ==========
Total Current Liabilities                                             $  756,205

Long term debt, less current maturities                               $  541,236
Long-term obligations under capital lease                             $   57,750
                                                                      ==========
Total Liabilities                                                     $1,355,191


The above presentation does not reflect the redemption and dividend obligations of Kenmar's preferred stock (See "Preferred Stock of Kenmar", page 35).

                Kenmar's expenses related to the Merger include legal and accounting fees estimated at $80,000 and travel and miscellaneous expenses estimated at $20,000. The Company's expenses are estimated at $93,000, including legal and accounting expenses estimated at $70,000; travel and miscellaneous expenses estimated at $20,000; shareholder meeting $2,000; organization of J.A. Industries Inc. of North Carolina $1,000. In addition, the Company will pay to George Solloum, an unrelated third party, a finder's fee of 20,000 shares of pre-split Common Stock. No cash remuneration will be paid to Mr. Solloum . To the extent monies are raised to fund expenses associated with the Merger, the Company will pay fees equal to 10% of the monies raised.

Terms of the Merger.


                At the effective time of the Merger (the "Effective Time"), Sub will merge with and into Kenmar, with Kenmar continuing as a surviving corporation and a wholly-owned subsidiary of JA. All of the common stock of Kenmar issued and outstanding immediately prior to the consummation of the Merger (other than dissenting shares, if any), will be converted into shares of JA Common Stock. All of the JA Common Stock which is issued and outstanding immediately prior to the consummation of the Merger will remain outstanding and will not change as a result of the Merger. 9,417,994 shares of JA Common Stock are presently outstanding (there would be 10,937,304 shares outstanding upon the closing of the private placement, see Post Meeting Financing, page 54). At the Effective Time after the reverse stock split is consummated, 5,468,652 shares would be outstanding after issuance of share to the Kenmar shareholders. The Certificate of Incorporation of JA shall be and remain the certificate of incorporation of the surviving corporation and the by-laws of JA shall be the by-laws of the surviving corporation.

                At the Effective Time, each share of Kenmar Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into the right to receive 41 shares of JA Common Stock subject to adjustment. It is anticipated that the same number of shares of JA Common Stock presently outstanding will be issued pursuant to the Merger. After giving effect to the issuance of such shares, the former Kenmar stockholders will hold approximately 50% of the outstanding JA Common Stock.


                On or immediately after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Kenmar Common Stock, shall surrender the same to JA. Each Kenmar stockholder who shall have surrendered its certificate representing shares of Kenmar common stock shall be entitled to receive in exchange therefor, a certificate or certificates representing the number of whole shares of JA Common Stock into which the Kenmar Common Stock shall have been converted.

                When the Merger becomes effective, the former stockholders of Kenmar shall thereupon cease to have any rights in respect of Kenmar Common Stock, other than the right to receive the certificates for JA Common Stock. Unless and until any certificates shall be so surrendered and exchanged, (i) the holders of Kenmar Common Stock shall not have any voting rights in respect of the JA Common Stock into which the shares of Kenmar Common Stock shall have been converted, and (ii) dividends or other distributions (if any) payable to holders of record of shares of JA Common Stock shall not be paid to the holder of the certificate.

                Upon surrender of the certificate representing shares of Kenmar Common Stock, the dividends or other distributions which shall be or become payable subsequent to the Effective Time with respect to the number of whole shares of JA Common Stock represented by the certificate issued in exchange for the surrendered Kenmar certificate, shall be paid, but without interest. No fraction of a share of JA Common Stock will be issued pursuant to the Merger.

Business of Kenmar

                Kenmar was organized in 1984 to provide high quality electronic manufacturing services. The principal offices of Kenmar are located at 6638 Old Wake Forest Road, Raleigh, North Carolina and the telephone number at that address is (919) 876-6049.


                Kenmar provides manufacturing services to original equipment manufacturers ('OEM's') in the electronics industry, including producers of industrial controls, computers & peripherals and instrumentation. Primary services include material procurement, printed circuit cards and chassis assembly, and testing. Kenmar currently has approximately 20 customers, 6 of which comprise the majority of its sales. Prior to the loss of its largest customer in 1995, the Company conducted its operations in 42,000 square feet of flex space with 85 employees. Since such loss described above, steps have been taken to size the operations to more closely match the revenue without losing the key employees and skills required to regrow the business. To date, this has caused the Company to incur losses from operations for fiscal 1996. The

Company currently operates one facility in Raleigh, North Carolina with approximately 25 employees in 21,000 square feet of flex space. Operations are near 40% capacity with one shift active.


                In anticipation of the Merger, Kenmar has begun exploratory discussions with numerous potential acquisition candidates. To date, Kenmar has not consummated any agreements or letters of intent with any of such candidates.
Preferred Stock

                Kenmar currently has nine thousand nine hundred twenty-six (9,926) shares of Class A Cumulative Redeemable Preferred Stock ("Class A Preferred Stock"), Fifty Dollars ($50) par value, issued and outstanding. The Class A Preferred Stock will not be converted, exchanged or otherwise affected as a result of the Merger, and will remain issued and outstanding, subject to the terms described below. The Class A Preferred Stock represents a significant obligation of Kenmar, and may accordingly have a significant adverse effect on the value of the Kenmar Common Stock acquired by JA pursuant to the Merger.

                Commencing in 1997, the Class A Preferred Stock may be called or put at any time after five (5) years. Dividends are cumulative from the issue date and payable quarterly at the rate of ten percent (10%) annually, subject to the provisions of North Carolina law. Assuming statutory requirements are met regarding the declaration of dividends, the dividends are declared payable on 3/31, 6/30, 9/30, and 12/31 or each year until the shares are redeemed for shareholders of record as of 3/15, 6/15, 9/15, and 12/15 of each such year. Any dividends in arrears may be declared and paid at any time. If only a partial dividend can be paid, the unpaid balance immediately accumulates. Dividends payable for any period less than a full period are calculated on a day to day basis on the basis of a three hundred sixty (360) day year. No other dividends on any other stock(s) can be either declared or paid until the dividends on the Class A Preferred Stock are fully paid from all previous periods.

                If the Class A Preferred Stock is redeemed, it will be redeemed at a multiple of one and one half (1 1/2) times the issue price. Additionally, from the time the securities are either put or called, Kenmar will have the option to complete the redemption within twelve
(12) months. Dividends will continue to accrue during the phased redemption period. To put the Class A Preferred Stock to Kenmar, a stockholder must notify Kenmar of said action by first class mail.

                The Class A Preferred Stock has no preemptive or subscription rights. Reacquired shares of Class A Preferred Stock may be redesignated and reissued by Kenmar.

                In the event of a liquidation of Kenmar, the Class A Preferred Stock would be redeemed at Fifty Dollars ($50) per share plus accrued dividends from assets of Kenmar. If assets are insufficient to fully redeem, the distribution would be made ratably. A sale of Kenmar or a merger of Kenmar with another company does not constitute a liquidation.

                As of August 31, 1995, cumulative unpaid dividends are $73,008. Redemption requirements of the Class A Preferred Stock are currently:


                           1997                              $150,000
                           1998                               447,000
                           1999                                68,700
                           2000                                86,250
                                                             --------

                                    Total                    $751,950




Recommendation of the Board of Directors

                On January 22, 1996, the Board of Directors of JA unanimously agreed for the Company to enter into a Merger Agreement with Kenmar. The Board believes that the Merger is in the best interests of stockholders and recommends that stockholders vote for the proposed Merger.

                Numerous factors were considered by the Board in approving and recommending that stockholders approve the Merger Agreement.

                Factors considered by the Board included the agreed upon exchange ratio and the tax-free nature of the transaction to the stockholders of both companies for federal income tax purposes. The board also evaluated and took into consideration the following:

                (i) the Board's familiarity with the financial condition, business prospects and strategic objectives of JA. The Company is unable to enter into a new line of business without a significant capital infusion. The Board believes that a sale of the Company is not feasible since the Company has no significant assets to sell. Accordingly, the Board believes that it is in the best interests of stockholders to merge with another company.

                (ii) the trading history of JA Common Stock;

                (iii) the Board's analysis of Kenmar's history, business, financial condition and prospects;

                (iv) the terms and conditions of the Merger Agreement, including the fact that the consideration will consist of the issuance of additional shares of Common Stock of the Company.


                While Kenmar reported income of $181,000 on sales of $15,566,000 in 1995, sales and revenues for the 6 months period ending February 29, 1996 (unaudited) were $1,354,383. Despite the deterioration in financial results (primarily attributable to the loss of Kenmar's largest customer), Kenmar listed assets of $2,377,000 including cash of $745,000. Management of the Company believes, but cannot assure, Kenmar's relationships with electronic manufacturers will enable Kenmar to increase its level of sales and achieve profitability.


Additional Terms of the Merger Agreement.

                The Merger Agreement provides for customary representations and warranties by each party to the transaction including, among others, (i) its due incorporation and organization, (ii) capitalization, (iii) title and condition of assets, (iv) material contracts, (v) absence of employee benefit plans, (vi) licenses and permits, (vii) compliance with other instruments, (viii) need for consents, (ix) compliance with laws, (x) accuracy of financial statements, (xi) authority and enforceability of Merger Agreement, and (xii) absence of litigation.

                Prior to the Effective Time (as defined in the Merger Agreement), each corporation has agreed to conduct its business only in the ordinary course of business and to provide access to the other company to facilitate the completion of all necessary due diligence investigations.


                The obligations of JA and Kenmar to consummate the Merger are subject to the satisfaction of the following conditions, among others, unless waived: (i) approval and adoption of the Merger Agreement by the requisite stockholder votes by the stockholders of JA and Kenmar respectively, (ii) the absence of any pending litigation or proceeding initiated by any governmental authority to enjoin or prohibit the Merger, (iii) the continued accuracy of the representations and warranties made by the parities, (iv) the performance by each party of its respective obligations under the Merger Agreement, and (v) the receipt of certain opinions, certificates and consents.

                Pursuant to the Merger Agreement, JA, Kenmar, Sub, and Kenneth
H. Marks ("Marks") (as representative of the Kenmar stockholders, the "Representative") will enter into an option agreement, the form of which is attached as Exhibit C to the Merger Agreement (the "Option Agreement"). Under the Option Agreement, the Representative will be issued an option (the "Option") to purchase, upon the occurrence of certain conditions, Seven Hundred Fifty Thousand (750,000) shares of JA Common Stock for an aggregate purchase price of One Dollar ($1). The conditions to the exercise of the Option are a breach of any representation, warranty, covenant, or other obligation of JA or Sub under the Merger Agreement. In the event the Option is exercised, the Representative will distribute the shares purchased thereby to the Kenmar stockholders.

                The purpose of the Option Agreement is to provide a remedy to the Kenmar stockholders in the event of any breach of the Merger Agreement by JA. Because Kenmar will become a subsidiary of JA pursuant to the Merger, and because the Kenmar stockholders will receive JA Common Stock in exchange for their Kenmar stock pursuant to the Merger, customary remedies for breach (such as indemnification payments by JA to Kenmar) are of little value to the Kenmar stockholders. In light of the circumstances of this transaction, the parties negotiated the Option Agreement as a mechanism to address Kenmar's desire for a remedy in the event of any breach by JA.

                If exercised, the Option would have the effect of increasing the ownership position in JA of the current Kenmar stockholders and diluting the current ownership position of the existing JA stockholders. Immediately upon the consummation of the Merger, JA anticipates that there will be approximately 5,468,652 shares of its Common Stock outstanding, with the current JA stockholders owning fifty percent (50%) and the current Kenmar stockholders owning fifty percent (50%). If the Option were to be exercised (and assuming no further changes in the capitalization of JA), the current Kenmar stockholders' ownership position in JA would be increased to 3,125,000 aggregate shares or approximately fifty-seven percent (57%) of the total shares; the percentage ownership position of the current JA stockholders would decrease to approximately forty-three percent (43%).

                The Merger Agreement (at Section 6.2) also provides that JA shall use its best efforts to permit Marks to control and elect a majority of JA's board of directors for a period of thirty-six (36) months following the Effective Time. During any period within such thirty-six (36) months when a majority of JA's board of directors is not comprised of directors voted for and elected by Marks, except in the event that he intentionally fails to cast his votes in a manner that would result in his voting for and electing a majority of JA's board of directors during such period, the written consent of Marks will be required prior to the occurrence of any "material transactions." "Material transactions" are defined to include (but not be limited to): (i) any contract or agreement; (ii) any decision to transfer any material portion of the assets of JA or any subsidiary; (iii) any amendment to the Certificate of Incorporation of JA; (iv) the sale, issuance or repurchase of any shares of stock of JA; (v) the investment of over Ten Thousand Dollars ($10,000) by JA or any subsidiary in any venture or business investment; (vi) any amendment of the Bylaws of JA or any subsidiary; (vii) the declaration or payment by JA or any subsidiary of any dividends on its Common Stock or the distribution by JA of its assets to the holders of its Common Stock; (viii) the incurrance of any indebtedness by JA or any subsidiary; (ix) the sale of stock by JA or any subsidiary; (x) any decision to pledge or mortgage any assets of JA or any subsidiary; (xi) any decision to hire or terminate any officer or executive employee, including but not limited to Marks; (xii) any change in compensation or responsibilities or any officer or executive employee; (xiii) any contract payments or payment of consulting fees to G.M. Capital Partners Ltd., or any other consultant.

                In the event that a majority of JA's board of directors is not comprised of directors voted for and elected by Marks during any period within thirty-six (36) months from the Effective Time (except in the event that Marks intentionally fails to cast his votes in a manner that would result in his voting for and electing a majority of JA's board of directors during such period), and in the further event that JA undertakes a material transaction during such period without Marks' written consent, (i) the Option shall become immediately exercisable by the Representative, as more specifically set forth in the Option Agreement, and (ii) JA shall, immediately upon Marks' request: (A) grant Marks access to all of JA's books, records, and shareholder lists (any notice that might be otherwise required to be given by Marks being expressly waived), and (B) pay Marks Fifty Thousand Dollars ($50,000) in cash. Also, in the event that Marks shall fail to serve (except as a result of his voluntary resignation) as JA's President and Chief Executive Officer, then JA must promptly pay or prepay, as the case may be, each of the following promissory notes: (i) Promissory Note, dated October 15, 1992, made by Kenmar in favor of Lee K. Simon in the original principal amount of Four Hundred Forty-five Thousand Five Hundred Dollars ($445,000); (ii) Promissory Note, dated October 15, 1992, made by Kenmar in favor of Daniel David Cameron in the original principal amount of One Hundred Forty-Eight Thousand Five Hundred Dollars ($148,500); and (iii) Promissory Note, dated October 15, 1992, made by

Kenmar in Favor of Joseph T. Hunt in the original principal amount of One Hundred Forty-Eight Thousand Five Hundred Dollars ($148,500). As of February 29, 1996, the unpaid balances of the Promissory Notes had been reduced to $304,930, $101,643 and $101,643 respectively.

                The purpose of the provisions relating to control of the board of directors is to protect the interests of the Kenmar stockholders by ensuring (through affirmative covenants as well as financial incentives) that Marks will have operating control of JA for the first three (3) years after the consummation of the Merger. Kenmar's operations will be JA's sole operations during the initial period after the Merger (as described above, JA is currently a "shell company"), and Marks has served as the President or Chief Executive Officer of Kenmar since its formation in 1984. During the negotiation of the Merger Agreement, Kenmar indicated that because of Marks' experience in that regard, it would require that the Merger Agreement be structured to ensure that Marks would lead the combined entity for the initial three (3)-year period after consummation of the Merger. The provisions of the Merger Agreement described above represent the results of the negotiations in that regard.


                At or before the Effective Time of the Merger,JA will undertake and consummate a 1 for 4 reverse stock split, whereby every 4 shares of JA's issued and outstanding Common Stock will be converted into 1 share of JA's Common Stock.


Issuance of Restricted Shares.

                The shares of JA Common Stock issuable pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, but will be issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission thereunder and similar exemptions from registration available under state securities laws. As provided in the Merger Agreement, the shares of JA Common

Stock which will be received by the Kenmar stockholders will not be registered under the Securities Act or applicable state securities laws and such shares may not be transferred, sold or assigned until such shares are registered pursuant to the Securities Act and applicable state securities laws upon certain other circumstances as described in the Merger Agreement. Kenmar shall notify each of its stockholders prior to the Effective Time of Merger that such stockholder may not sell, pledge, transfer, or otherwise dispose of such shares except in compliance with all applicable federal and state securities laws, rules and regulations and upon (i) the registration and qualification of such shares under all applicable federal and state securities laws, (ii) such stockholder's delivery to JA of a no-action letter from the state and federal agencies having jurisdiction over such transfer of such shares to the effect that such registration or qualification is not required in connection therewith, or (iii) such stockholder's delivery to JA of an opinion prepared by counsel reasonably acceptable to JA to the effect that neither the sale nor the proposed transfer constitutes a violation of any federal or state securities laws.

         The JA Common Stock issuable to the Kenmar stockholders may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, or the availability of an exemption from such registration requirements. Each certificate of JA Common Stock issued pursuant to the Merger will bear an appropriate restrictive legend prohibiting the transfer of such shares.

Registration Rights

                The Merger Agreement (in Section 6.8) provides that the Kenmar stockholders will have demand and "piggyback" registration rights with regard to the shares of JA Common Stock issued to them in the Merger. Pursuant to the demand registration rights, JA must use its best efforts to register JA Common Stock if the holders of fifty percent (50%) or more of JA's "Registrable Securities" submit a written demand for such registration to JA and the demand is for a registration of at least fifty percent (50%) of JA's Registrable Securities. The Merger Agreement defines "Registrable Securities" to mean JA's Common Stock that has not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold or made available for sale, in the opinion of counsel to JA, in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale. Pursuant to the "piggyback" registration rights, JA must register the shares of any stockholder who so requests in the event that JA undertakes a registration of any of its securities (with the exception of registrations relating to employee benefit plans and registrations relating solely to an SEC Rule 145 transaction).

                All registration expenses incurred in connection with one demand registration and any and all "piggyback" registrations are to be borne by JA. Generally, all selling expenses relating to securities registered on behalf of the stockholders and all other registration expenses are to be borne by the stockholders of such securities pro rata on the basis of the number of shares so registered.

                Other provisions regarding such registration rights are also included in Section 6.8 of the Merger Agreement, including registration procedures and indemnification.


Effective Time of the Merger.

                The Merger will become effective (the "Effective Time") at the time that a Certificate of Merger is filed in accordance with the North Carolina Business Corporation Act. These filings will be made immediately after the Merger Agreement is approved by the stockholders of JA, unless the parties agree to a later date.

Accounting Treatment.

                The Merger will be accounted for as a reverse acquisition whereby, for accounting purposes, Kenmar will be the acquirer of JA and the transaction will be accounted for as a recapitalization of Kenmar. It is characterized as a reverse acquisition because even though JA will continue as the surviving corporation, only Kenmar has significant assets or operations. Also, Kenmar management will manage the combined entity and its stockholders will initially control the election of the board and other matters.

                The unaudited pro forma financial information contained in this Proxy Statement has been prepared accounting for the Merger as a reverse acquisition.


Federal Income Tax Consequences.

                THE FOLLOWING IS A SUMMARY OF THE OPINION PROVIDED BY COUNSEL TO THE COMPANY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS A COMPLETE DESCRIPTION OF ALL THE CONSEQUENCES OF THE MERGER.

                THIS SUMMARY IS BASED UPON RELEVANT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE APPLICABLE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE RULINGS AND PRACTICE, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. THIS SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL

INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR STOCKHOLDERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES, OR TO STOCKHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE (FOR EXAMPLE, S CORPORATIONS, CERTAIN ESTATES AND TRUSTS, INSURANCE COMPANIES, FOREIGN PERSONS, TAX EXEMPT ORGANIZATIONS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, FINANCIAL INSTITUTIONS, BROKERS, DEALERS OR HOLDERS THAT OWN 10% OR MORE OF THE VOTING POWER OF KENMAR.) THE COMPANY HAS NOT REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THESE MATTERS.

                EACH STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH KENMAR STOCKHOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC IMPACT ON SUCH STOCKHOLDER OF FEDERAL, FOREIGN, STATE OR LOCAL LAWS.


                  Steven A. Sanders, P.C., Counsel to the Company has provided its opinion that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, (i) no gain or loss will be recognized by the stockholders of Kenmar upon the exchange of their shares of Kenmar Common Stock solely for shares of JA Common Stock pursuant to the Merger; (ii) the basis of the JA Common Stock received by each stockholder of Kenmar in exchange for shares of Kenmar Common Stock will be the same, immediately after the exchange, as the basis of such stockholder's Kenmar Common Stock exchanged therefor, and (iii) the holding period for any JA Common Stock received in exchange for Kenmar Common Stock will include the period during which the Kenmar Common Stock surrendered for exchange was held, provided such stock was held as a capital asset on the date of the exchange.


                A dissenting Kenmar stockholder who receives only cash for his shares of Kenmar Common Stock will recognize gain or loss for federal income tax purposes measured by the difference, if any, between such holder's basis in the stock and the amount received by him for his stock. The gain or loss will be characterized for federal income tax purposes as capital gain or loss or as ordinary income. The gain or loss will be characterized as capital if (i) the holder's shares of Kenmar Common Stock are held as capital asset, and (ii) the holder receives cash with respect to all shares of Kenmar Common Stock which he owns, including shares owned by application of the attribution rules of Section 318 of the Code.

                Section 318 of the Code provides, in part, that a stockholder will be considered to be the owner of shares which are owned by certain corporations, partnerships, trusts and estates in which the stockholder has a beneficial ownership interest, shares which such stockholder has an option to acquire, and shares owned by certain members of his family (not including brothers and sisters). Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived.

Rights of Dissenting Stockholders.

                Pursuant to Section 262 of the General Corporation Law of the State of Delaware, a copy of which is attached hereto as Exhibit A, any holder of JA Common Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting stockholder to be paid, in cash, the value of his JA Common Stock as determined by the Delaware Court of Chancery, provided that the following conditions are satisfied:

                (1) Such stockholder must file with the Company a written demand for appraisal of his shares, separate and apart from any proxy or vote against the Merger, before the taking of the vote on the Merger. If a stockholder elects to exercise dissenters' rights, such right may only be exercised as to all shares of JA capital stock held by the dissenting stockholder.

                (2) Such stockholder must not vote in favor of the Merger, nor submit a proxy in which directions are not given.

                (3) Within 120 days after the Effective Date of the Merger, either the Company or any stockholder who has complied with Section 262 may, by petition filed in the Delaware Court of Chancery, demand a determination by the Court of the value of the shares of all objecting stockholders with whom agreements as to the value of such shares have not been reached.

Within 10 days after the Effective Date of the Merger, the Company will notify each stockholder who has complied with Section 262 and not voted for, or consented to, the Merger of the date on which the Merger became effective.

                If the Company and the dissenting stockholder cannot agree on the value of the shares, the Court, based upon an appraisal prepared by an independent appraiser, will make its own determination. Under Delaware law, the dissenting shares would be valued on a going concern and not a liquidation basis. An appraiser would be obligated to determine the intrinsic value of the shares, without giving effect to the proposed Merger, considering all factors and elements which reasonably may enter into such a determination, including market value, asset value, earnings prospects and the nature of the enterprise. The value determined by the court may be more than, less than or equal to the Merger consideration (i.e., the value of the JA Common Stock after the Merger).

                Notwithstanding the foregoing, at any time within 60 days after the Effective Time of the Merger or thereafter, with the written approval of the Company, any objecting stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered pursuant to the Merger, provided that no appraisal proceeding in the Delaware Court of Chancery may be dismissed without the approval of such Court. The costs of an appraisal proceeding may be determined by such Court and taxed upon the parties as the Court deems equitable under the circumstances.

                FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING HIS DISSENTER'S RIGHTS WILL
RESULT IN THE LOSS OF SUCH RIGHTS.

Option Agreement

         As provided in an option agreement constituting an exhibit to the Merger Agreement, the Company granted Kenmar an option to acquire 750,000 shares of its post-split Common Stock for a purchase price of $1.00. The option may be exercised upon the occurrence any breach of any representation, warranty, covenant or other obligation of the Company under the Merger Agreement. The option agreement provides for arbitration to resolve any disputed assertion of a breach of the Merger Agreement by the Company.


                             SELECTED FINANCIAL DATA
                           FOR THE COMPANY AND KENMAR

                The following is a summary of selected financial data for the JA and Kenmar. See the financial statements included herein for more complete information.


                                 J.A. INDUSTRIES



                The following year end financial information has been derived from JA's audited financial statements for each of the fiscal years set forth below, which statements for the years ended December 31, 1991 and 1992; June 30, 1994 and 1995 are included herein (in December, 1993, the Company changed its fiscal year to June). The financial information for the six month periods ended June 30, 1993 and March 31, 1996 was derived from audited and unaudited financial statements respectively. In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments, necessary to present the financial data for such periods. The following should be read in conjunction with the financial statements and notes related thereto included elsewhere herein.

                              FOR THE PERIOD ENDING


                          DEC 31-91        DEC 31-92         JUNE 30-93         JUNE 30-94       JUNE 30-95         MAR 31-96


SALES                      $ - -            $ - -             $191,836          $4,042,940       $4,330,211        $


COST OF SALES                - -              - -              144,451          3,674,699         3,618,347

GROSS PROFIT                 - -              - -                47,38            368,252           711,864

SELL AND MARKETING           - -              - -                8,232            134,163         1,593,838               --

 EXP


G&A EXPENSES             121,140           47,933              175,566          1,256,765         1,593,838         (1,043,970)


LOSS FROM

 OPERATIONS             (121,140)         (47,933)            (136,413)        (1,467,617)       (1,384,114)        (1,043,970)


OTHER INCOME

   (EXPENSES)           (500,000)             - -             ( 21,126)           (85,656)        ( 330,412)          (74,591)


CONSOLIDATED

   NET LOSS             (621,140)         (47,933)            (157,539)        (1,553,273)      (1,714,526)       (1,118,561)


LOSS PER

  SHARE                    (3.03)           (0.05)               (0.04)             (0.28)           (0.25)           ( 0.12)

WORKING CAPITAL

  (DEFICIT)             (178,572)          (7,728)              24,238           (245,683)        (751,726)         (203,695)

TOTAL ASSETS                   3          656,677                  610          2,616,445        1,020,723            16,981



TOTAL

   LIABILITIES           178,575             8,33              539,344          1,948,887       1,061 ,226           220,676

LONG TERM DEBT               - -          143,247              249,927             18,046



STOCKHOLDER'S

  EQUITY                (178,572)          (7,728)             117,333            667,558          (40,503)         (203,695)



                           KENMAR BUSINESS GROUP, INC.


The following year end financial information has been derived from Kenmar's audited financial statements for fiscal years 1995 and 1994 and unaudited financial statements for six months ended 2/29/96 and fiscal years 1993, 1992 and 1991 set forth below, which statement are included herein. In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments, necessary to present the financial data for such periods. The following should be read in conjunction with the financial statements and notes related thereto included elsewhere herein.

                                 (In thousands)
                    at August 31 and for the years then ended



                                                                                    6 months
                                                                                      ended
                              1991      1992       1993      1994        1995       2/29/96
SALES                      $ 1,816   $ 10,015   $ 22,732   $ 22,928    $ 15,566    $1,357

NET INCOME
   (LOSS)                       39         51        129     (1,359)        181      (416)

WORKING CAPITAL
  ( deficit)                   219        265        387     (1,123)       (346)      963

TOTAL ASSETS                 1,298      2,475      5,526      5,175       3,069     2,376

TOTAL LIABILITIES            1,080      2,024      4,694      5,619       3,326     1,355

LONG TERM DEBT                 122        127        742        780         636       541


PREFERRED STOCK                136        351        529        626         730       730

STOCKHOLDERS
   EQUITY (deficit)             82         99        303     (1,071)      1,021     1,021


                                 PER SHARE DATA

J.A. INDUSTRIES, INC. SHARES OUTSTANDING

June 30, 1995 - 7,551,603
February 29, 1995 - 7,906,603

KENMAR BUSINESS GROUPS, INC. SHARES OUTSTANDING

August 31, 1995 - 64,714
February 29, 1996 - 65,714

                                         J.A. INDUSTRIES, INC.                                      KENMAR BUSINESS GROUPS, INC.


                                                     PRO FORMA     PRO FORMA                            PRO FORMA  PRO FORMA
                            YEAR END      6 MONTHS    YEAR END      8 MONTHS   YEAR END    6 MONTHS     YEAR END   6 MONTHS
                            JUN-30-95     DEC-31-95  JUNE-30-95    FEB-29-96   AUG-31-95   FEB-29-96    AUG-31-95  FEB-29-96
                            ---------     ---------------------    ---------   ---------------------    ---------  ---------

Book Value (deficit)
per Share                  $   (0.01)    $   (0.03)   $  0.18        N/A     $ (15.24)    $   4.05     $  21.48      N/A

Cash Dividend Declared     $     --      $     --     $   --      $   --     $    --      $    --      $    --    $   --
per Share

Income (loss) per Share    $   (0.25)    $   (0.09)   $  0.09     $  0.08    $   2.13     $  19.30     $  11.07   $  9.72

Income (loss) per common
share before extraordinary
item                       $   (0.25)    $   (0.09)   $  0.09     $  0.08    $   2.13     $  (7.35)     $  11.07   $  9.72

Extraordinary item per
common share               $     --      $     --     $   --      $   --     $    --      $  26.35      $    --    $   --

Net Income per common
share                      $   (0.25)    $   (0.09)   $  0.09     $  0.08    $   2.13     $  19.30     $  11.07   $  9.72


                      Management's Discussion and Analysis
                of Financial Condition and Results of Operations

                              J.A. Industries, Inc.

         The following discussion of the results of operations and financial condition should be read in conjunction with the audited financial statements and related notes appearing subsequently under the caption "Financial Statements".

Overview

         In July of 1992, the existing management took over the direction of J
A. Industries, Inc. It was the intention of the management to enhance the value of its shares on behalf of its shareholders by acquiring cash flow entities which were, firstly, synergistic with existing subsidiaries and secondly were companies with consistent growth potential.

         The first acquisition was Torik, Inc. in September, 1992, which at that time was just breaking even on its sales of $300,000 per month. Subsequent to the Torik acquisition, the Company had entered into litigation and lost the case to the former management of Torik returning all shares back to the Torik management. The Company was booking that acquisition at the cost of $200 which has been written off.

         The second acquisition of the assets of Pacific Rim Polytech, took place in February, 1993 by the Company's wholly owned subsidiary J.A. Industries (Canada) Inc. ("J.A. Canada"). J.A. Canada immediately started the manufacturing of underground junction boxes and cable tray. In June, 1995 the Company sold J.A. Canada to a non-affiliate British Columbia Corporation.

         The Company also entered into two licensing agreements and manufacturing agreements for the manufacture and distribution of electronic ballasts of which both licenses are inactive.

         In September of 1993, the Company acquired Hutronix, Inc., of Tucson, Az ("Hutronix"). Subsequent to the year ended, 1996, the Company returned the shares of Hutronix to Baboquivari Cattle Company ("BCC") to settle outstanding liabilities with BCC.

         In December of 1993, the Company acquired the assets of Capital City Plastic ("CCP"). CCP had been inactive since May of 1993. As CCP was unable to deliver the equipment as detailed in the purchase agreement, the Company cancelled the purchase agreement.

         In May, 1994 the Company signed an option agreement to acquire 100% of Link Technologies (Canada) Ltd. ("Link"). The Company was to pay $500,000 USD plus issue

500,000 shares of common stock to acquire 100% of Link. The Company was also to provide $1,500,000 USD in working capital for Link. Subsequent to this agreement the option has expired and no further agreement has been reached.

         On March 30, 1994 Granite Marketing Corporation. ("Granite"), then a wholly owned subsidiary of the Company, entered into an agreement with Queensland Industries, Inc. ("Queensland") whereby Queensland purchased from Granite an exclusive license to manufacture, promote, market, sell and distribute the products of J.A. Canada relating to polyurethane underground junction boxes. Queensland is a wholly owned subsidiary of Wincanton, Corporation ("Wincanton"), a publicly traded Washington State Corporation. Subsequent to this agreement, the Company rescinded the licensing agreement in exchange for a $50,000 USD payment by Queensland Industries to Granite. Granite is currently inactive. Subsequent to the year end, Granite was sold to an unrelated third party in exchange for assumption of Granite's liabilities.

         On June 28, 1995 the Company signed a letter of intent to merge with privately held MiNT Corporation ("Mint") through a stock for stock exchange. The share exchange would have resulted in a change of control of J.A. Industries to the majority shareholders of Mint. Mint is in the business of providing high quality contract manufacturing of electronic and electromechanical printed circuit board assemblies. Subsequent to this letter of intent and subsequent to the year ended June 30, 1995, the shareholders of Mint elected not to proceed with the acquisition.

         Subsequent to the year ended June 30, 1995, the Company entered into an Agreement and Plan of Merger with Kenmar of Raleigh, NC. Kenmar founded in 1984, is a provider of high quality electronic manufacturing services. It is located in the Research Triangle area of North Carolina. Kenmar has a broad array of technical capabilities to bring products to the market from concept to final production. Kenmar's manufacturing team has experience in producing electronic and electro-mechanical subassemblies and products for use in the telecommunication, industrial control, computer, medical and instrumentation industries. Kenmar has both Surface Mount Technology and Pin Thru-Hole capabilities as well as cable, harnesses and interconnect assembly lines.

         Pursuant to the terms of the agreement, current shareholders of Kenmar will receive common stock of J.A. Industries such that Kenmar shareholders will own approximately 50% of the outstanding shares of J.A. Industries, Inc. on closing. Upon completion of the Merger, current management of Kenmar would assume management of the Company. The merger is subject to shareholder's approval of both companies. Another condition of the Merger is the settlement of a dispute with a former stockholder, Karl Ronstadt and Hutronix, Inc. Subsequent to the year ended June 30, 1995, the Company did resolve its outstanding dispute with Baboquivari Cattle Company as described above (see "Hutronix").

         Prior to the Merger, the Company must reduce its liabilities and contingent liabilities to zero and have working capital of a minimum of two hundred thousand ($200,000) dollars. To this end, the Company has disposed of, settled or is in the process of settling all outstanding liabilities. The Company has reached agreements and has signed releases for potential contingent liability claims arising or potentially arising from several of the Company's former agreements.

         The Company intends to fund its capital requirements through a private placement to meet the terms of the agreement. To date the funds necessary to complete the Merger are being held in escrow pending shareholder approval of the merger and will be released to the Company upon such approval . If Shareholder's approval is not obtained to complete the Merger, then the funds in escrow would not be released to the Company.

         Management believes that the trend towards outsourcing in the electronic manufacturing industry is expanding. To this end, management still believes that its strategy to acquire synergistic businesses in the contract manufacturing industry is a sound plan. The planned Merger between the Company and Kenmar is the first step in trying to re-establish that plan.

         Seasonal factors do not influence the Company's sales.

Liquidity and Capital Resources

         During fiscal 1994 the Company principally provided for its cash needs through equity financing from a Regulation D Rule 504 offering. Most acquisitions were completed with a combination of shares and cash. The day-to-day operations were funded from cash flow provided by the operating entities and an infusion of working capital from the parent Company. The subsidiary J.A. Industries (Canada) Inc. lost money in 1995, and it was sold to a non-affiliate in June, 1995. The agreement called for the buyer to assume all of the liabilities of J.A. Canada. Hutronix, Inc. also lost money for the year ending June 30, 1995. Subsequent to the year end, Hutronix was returned to Baboquivari Cattle Company (former shareholder of Hutronix, "BCC") for release of all liabilities owed by the Company to BCC and BCC's assumption of all liabilities associated with Hutronix.

         Subsequent to the year ended June 30, 1995, the Company had disposed of all of its operating assets and there is currently not an adequacy of cash flow from operations to cover capital resources and liquidity requirements. In the year ending June 30, 1994 the Company had revenues of $4,042,940 to allow the Company to manage its day to day operations. The Company's financial results were prepared assuming it would continue as a going concern. However, the report of its auditor raised substantial doubts about the Company's ability to continue as a going concern. For the year ending June 30, 1995, the Company's audited report reflected the subsequent disposition of all operations. Revenue of $4,330,211 from operations for the period ended June 30, 1995, though, was used to fund the day to day operations of the subsidiaries. Currently, the Company has no cash flow and its ability to maintain operations is severely impaired. If the Company cannot raise additional capital it is unlikely the Company would be able to operate and it may be forced to seek protection under Chapter 11 of the Bankruptcy Act.

         During the period commencing September, 1992 and ending June 30, 1995, the Company raised $1,185,000 through two Regulation D Rule 504 offerings and $496,250 through private placements of the Company's common stock. It is the Company's goal in the fiscal year ending June 30, 1996 to find a suitable acquisition candidate. Management anticipates that the Company will do further equity financing. Management believes that from these sources the Company will adequately fund the operations of the Company and allow it to maintain its aggressive acquisition strategy. To date, no commitments for such capital have been received and the likelihood of such financing cannot be guaranteed.

         To address the accountant's report of a "going concern" uncertainty, it is anticipated that the Company will continue to look for new opportunities in the contract manufacturing area. On March 1, 1996 the Company entered into an agreement to merge with Kenmar to fulfill the Company's business strategy. As part of the Merger, the Company must eliminate all outstanding liabilities and have working capital of $200,000. At the date of this report, the Company has approximately $133,000 in liabilities it must satisfy to complete the Merger. As of May 15, 1996, the Company has raised the required funds to complete the Merger through a private placement of its common stock. The funds are in escrow with the Company's legal counsel and will be released to the Company upon it shareholder's approval of the Merger. In the event the Company does not receive shareholder approval, the funds would not be released from escrow and the Company would not be able to meet its financial requirements pursuant to the Merger Agreement.

         In the event that the conditions of the Merger are satisfied and the Merger is completed it is anticipated that cash flow from ongoing operations will satisfy the day to day needs of the Company. Furthermore, as of February 29, 1996, Kenmar had approximately $744,500 in cash or cash equivalents (unaudited). It is anticipated that the merged company will use these funds to maintain and grow the existing business that it has. It is also the Company's goal to try and arrange an equity financing in the amount of $3 million dollars to expand its business. No commitment for such financing has been arranged and the likelihood of its completion cannot be guaranteed. In the event the merged company could not raise any additional capital, it is anticipated that current rates of growth of the merged company would satisfy its working capital requirements.

         Future cash needs of the merged entity would include funds to implement the Company's acquisition strategy and to sustain the Company through a period of restructuring and growth.

Notes Payable and Long term debt

         Hutronix, Inc. a former subsidiary has a note payable to Bank One executed through the Industrial Development Authority of the City of Douglas due in quarterly instalments of $12,821, plus interest at 65% of prime (7.25% as of June 30, 1994), due may 2005; secured by a deed of trust on the real estate held for sale and an irrevocable letter of credit from a bank in the amount of the outstanding note payable balance guaranteed by the Company. At June 30, 1995 the amount outstanding was $546,125. The subsequent agreement between BCC and the Company calls for BCC and Hutronix to indemnify the Company against any liability under this bond. As the solvency of Hutronix, Inc. is uncertain, the ability for Hutronix, Inc. to indemnify the Company is unlikely. Furthermore, on November 21, 1995 an agreement was reached between Baboquivari Cattle Company, Karl and Marilyn Ronstadt, Hutronix, Inc. and the Company whereby the parties exchanged mutual releases relieving the Company of any liabilities that it had or might have in the future with the parties. On March 4, 1996 the liability under the guarantee to Bank One was satisfied.

         On closing of the Merger between Kenmar and the Company, the Company is obligated to pay a former minority shareholder of Hutronix, Inc. $10,000 and issue 50,000 shares of restricted common stock in exchange for a release from all future obligations the minority shareholder may be entitled to. Also, on closing, the Company is obligated to pay the former landlord of Hutronix, Inc. a fee for releasing the Company from a Corporate guarantee on the lease of the building located at 1150 E. Palmdale, Tucson, AZ. The funds for these transactions are part of the funding needed for the closing of the Merger agreement. If the Merger is not completed, these liabilities would still be outstanding.

         On June 30, 1995 the Company sold its wholly owned subsidiary, J.A. Industries (Canada) Inc. to an unrelated third party. The sale relieved the Company of any long term debt associated with the subsidiary. Furthermore, the Company obtained releases for all corporate guarantees that it had provided for the subsidiary subject to certain cash payments as follows. The Company settled with one creditor by issuing shares of restricted stock in the amount of 136,000 shares to satisfy approximately $34,000 USD of debt. On completion of the Merger between Kenmar and the Company, the Company will incurred a cost of $5,000 USD to settle with one creditor that comes from a corporate guarantee of the Company. The funds for settling this amount will come from the funds necessary to close the Merger transaction. If the Merger is not completed, then this liability would still be outstanding with the creditor.

         In March, 1996, the Company came to a final agreement with the former owners of Capital City Plastics whereby Capital City Plastic and John Szaniszlo will provide the Company with a release from all liabilities and deliver to the Company 600,000 shares of common stock issued to Capital City Plastics in exchange for the Company's release from liabilities, $10,000 and the issuance of 50,000 restricted common stock of the Company.

The funds necessary to complete this transaction are part of the funding needs of the Merger. If the necessary funds were not raised or the Merger was not completed, the Company's position would be that there are no liabilities outstanding with Capital City Plastic or John Szaniszlo as they had breached the original agreement between the parties.

         On completion of the Merger, for which there can be no guarantee, the Company will be assuming the following liabilities based on the Kenmar audited financial statements for the period ending August 31, 1995 and unaudited financial statements for the six month period ending February 29, 1996:

         Line of credit/loans                                 $         0
         Current maturities of long term debt                 $     4,317
         Current obligations under capital lease              $    35,203
         Accounts payable - trade                             $   621,852
         Income tax payable                                   $         0
         Other accrued liabilities                            $    94,833
                                                              ===========
         Total Current Liabilities                            $   756,205

         Long Term Debt, less current maturities              $   541,236
         Long term obligations under capital lease            $    57,750
                                                              ===========
         Total Liabilities as of February 29, 1996            $ 1,021,386

         (See also "Preferred Stock of Kenmar", Page 35)

Line of Credit: In March, 1994, Kenmar negotiated a $4 million revolving line of credit with a commercial lender which allowed it to borrow up to 80% of eligible receivables and was secured by a first lien on all the Company's receivables and inventory. Borrowing under this line bears interest at prime plus 2.5% (minimum 7.5%) in addition to an annual facility fee and other costs. Kenmar paid off the line of credit in the fourth quarter of its fiscal year ended August 31, 1995. Kenmar has not requested a renewal of the line of credit.

Long-term Debt:  Long term debt of Kenmar consists of the following:

                                                          1995       1994
                                                      --------   --------
Subordinated promissory notes payable monthly         $524,855   $646,674
instalments of $9,009 including interest at 8%
through October 2002

Bank debt collateralized by a first lien on all the       --     $217,932
Company's plant, equipment, furniture and fixtures payable in monthly instalments of $7,950, including interest at prime +1%. this loan was paid off prior to august 31, 1995

Uncollateralized note payable to stockholder          $ 39,482   $ 43,468
repayable with interest at 8% in 59 monthly installments of 4610 and a balloon payment of $30,083 on October 15, 1997

Notes payable secured by equipment repayable          $ 18,403   $ 42,202
in monthly installments of $2,435 including interest at 16.85% through April 1996.
(Subsequently, this note was satisfied)

Note payable to stockholder in monthly                    --         --
installments of $2,535 including interest
at 8% through April, 1994, collateralized
by certain equipment.
                                                      $582,380   $950,276
Less current maturities                               $ 22,359   $293,242
                                                      --------   --------
                                                      $560,021   $657,034
                                                      ========   ========
========
Principal maturities of debt Kenmar at August 31, 1995 are as follows:

Year ending August 31

         1996                               $ 22,359
         1997                               $ 73,269
         1998                               $104,776
         1999                               $ 80,451
         2000                               $ 87,130
         Thereafter                         $214,395
                                            --------
         Total Long-term debt               $582,380
                                            =======

Obligations Under Capital Leases of Kenmar:

         Kenmar leases equipment under capital leases which expire on various dates through 1998.

                                                        1995              1994
                                                        ----              ----
Machinery and equipment                              $200,066          $200,066
Vehicles                                                   -           $ 27,871
                                                     --------          --------
Total                                                $200,006          $227,937

         The following is a schedule by years of future minimum lease payments under capital leases as of august 31, 1995 for Kenmar

Year ending August 31

         1996                               $ 48,272
         1997                               $ 49,701
         1998                               $ 29,431
                                            --------
Total minimum lease payment                 $127,404

Further Kenmar Commitments:

         Kenmar leases certain office and production space, machinery and equipment under noncancellable operating leases expiring at various dates through 1998. During the years ended August 31, 1995, 1994 and 1993, Kenmar incurred rental expenses of $214,505, $271,488 and $230,175 respectively under these leases. Future minimum lease payments under the terms of the above leases are as follows:

         1996                               $38,422
         1997                               $ 2,952
         1998                               $ 2,460

Preferred Stock of Kenmar:

         The aggregate number of authorized shares of preferred stock is 100,000. Of the 100,000 shares of preferred stock 30,000 shares have been designated as Class A cumulative preferred stock. The designation of the remaining 70,000 shares will be determined by the Board of Directors of Kenmar.

         Kenmar issued 1,150 shares of $50 par value Class A cumulative preferred stock ("Class A Preferred") in 1994. During 1993, the Company issued 716 shares of Class A Preferred including upon receipt of the issue price, 200 shares subscribed at August 31, 1992. Each share of Class A Preferred may be called or put at any time after five years from the date of issuance at a rate of one and one-half times the issue price. Redemption requirements of Class A Preferred stock at August 31, 1995 were as follows:

         1997                       $150,000
         1998                       $447,000
         1999                       $ 68,700
         2000                       $ 86,250
                                    --------
         Total                      $751,950
                                    ========

         The Class A Preferred is entitled to a 10% cumulative dividend payable quarterly, subject to the provisions of North Carolina law. Cumulative unpaid dividends are $73,008, $23,378, and $7,643 as of August 31, 1995, 1994, and 1993
respectively.

         Upon liquidation, the Class A shares have preference over holders of common stock in an amount equal to the issue price plus cumulative dividends in arrears. Cash dividends of $0, $32,910 and $40,031 were paid in 1995, 1994, and 1993, respectively.

Results of Operations

         The following information is derived from the attached financial statements and sets forth, for the periods indicated, the relative percentage that certain income and expense items bear to net sales.

         Fiscal Period Year Ended June 30, 1995 Compared to Fiscal Period Year Ended June 30, 1994. The auditors report for the period ending June 30, 1995 states that as a result of the discontinuation of operations of the Company there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         In June, 1995 the Company disposed of one of its wholly owned operating subsidiaries J.A. Industries (Canada) Inc. Subsequent to the year end the Company disposed of an inactive subsidiary, Granite Marketing Corporation. In early March 1995, the Company entered into negotiations with Karl G. Ronstadt and Baboquivari Cattle Company, former shareholders of Hutronix, Inc. to settle outstanding issues and potential liabilities. The Company and the former shareholders could not come to any resolution. On September 23, 1995, the former shareholder of Hutronix, Inc. exercised his right under a put/call agreement dated September 23, 1993 and attached to the original purchase agreement of Hutronix, Inc. dated September 15, 1993. The put option allowed the former shareholder to put 262,000 shares of the Company to the Company at a price of $2.25 creating a liability of $589,500. The Company did not have the resources to pay the liability. On November 21, 1995, subsequent to the year end, the Company entered into an agreement to reverse the acquisition of Hutronix, Inc. the only remaining operating subsidiary of the Company to satisfy all outstanding liabilities between the former shareholder of Hutronix and the Company. The condition that effected the decision to enter into the agreement to reverse the Hutronix acquisition occurred prior to the Company's year end. Although the assets and operations of Hutronix were included in the Company's June 30, 1995 financial statement, they were subsequently disposed of and it was so reported in the Company's December 31, 1995 financial statement.

         As of June 30, 1995, the Company had revenue of $4,330,211 which was a 7.8% increase over the comparable period ended June 30, 1994. Cost of sales were $3,618,347 for the period ended June 30, 1995 as compared cost of sales of $3,674,688 for the corresponding period ending June 30, 1994. The maintaining of cost of sales at the same level as 1994 but an increase in revenue by 7.8% generated a gross margin of $711,864 or 16.9% of Sales for the period ended June 30, 1995 compared to gross margin of $368,252 or 9.1% for the period ended June 30, 1994. General and administrative expenses for June 30, 1995 were $1,623,487 which was a 22.8% increase compared to the corresponding period for June 30, 1994 of $1,256,765. The increase is partly reflected by the increase in management expenses to increase the revenue for the period. Part of the General and Administrative expenses for 1995 were paid of non-cash items whereby the Company issued restricted common shares for services rendered or settlement of debt in the amount of $51,982 compared to the issuance of no shares for the corresponding period ending June 30, 1994 for similar reasons. The Company had a total loss for the year of $1,714,526 or ($0.25)/shares as compared to a total loss of $1,497,305 or ($0.28)/share for the period ending June 30, 1994.

         Subsequent to the year ending June 30, 1995 the Company entered into a Merger with Kenmar. A condition of the Merger is that the Company is to have no liabilities and working capital of $200,000. To this end, though the Company has an inactive status, there are substantial one time charges to eliminate all liabilities and to settle contract obligations.

         For the first quarter period ending September 30, 1995 the Company had revenue of $532,310. compared to sales of $1,179,629 for the corresponding period in 1994. The decrease in sales can be attributed to the disposition of J.A. Industries (Canada) Inc. prior to year end June 30, 1995 as Hutronix, Inc., the only remaining operating subsidiary, had an increase in sales of 18% over the corresponding period ended September 30, 1994. Cost of sales for the 3 month period ended September 30, 1995 were $455,030 generating a gross profit margin of $77,280 or 14.5% of sales compared to a cost of sales of $1,013,768 generating a gross profit of $165,861 or 14% of sales for the 3 month period ended September 30, 1994. Again, the decrease in cost of sales can be attributed to the disposition of J.A. Industries (Canada) Inc. prior to the year ended June 30, 1995. For the three month period ending September 30, 1995 G&A was $781,384 compared to $239,620 for the corresponding period in 1994. Increased legal and accounting expenses accounted for approximately $75,000 of the expense. As well, a large portion of the expense was a one time charge to pay outstanding liabilities and the termination of outstanding contracts. The preceding items, except for accounting fees, were mostly settled with the issuance of restricted common stock of the Company. On September 23, 1995, Baboquivari Cattle Company exercise its put option under a put/call agreement dated September 23, 1993. The option obligated the Company to purchase 262,000 shares of the Company's stock from Baboquivari at a price of $2.25 creating an unfunded liability of $589,500. Subsequent to the first quarter ended September 30, 1995, the Company entered into an agreement with Baboquivari Cattle Company to reverse its September 15, 1993 acquisition agreement of Hutronix, Inc. in exchange for the release of all liabilities from Hutronix, Inc and Baboquivari Cattle Company.

         On November 21, 1995 the Company entered into an agreement with Baboquivari Cattle Company to transfer all title of Hutronix, Inc. to Baboquivari Cattle Company in exchange for a release of all liabilities. Due to this disposition of the last operating subsidiary of the Company, the Company had no revenue for the three month period ending December 31, 1995 compared to of $1,237,956 for the three month period and $2,417,585 for the six month period ending December 31, 1994. General and administrative expenses for the period three month period ended December 31, 1995 were $81,921 compared to the corresponding three month period in 1994 of $239,877. The Company experienced a net loss of $83,316 for the three month period ending December 31, 1995 compared to a loss of $86,107 for the corresponding period in 1994. The net loss from operations for the six month period ending December 31, 1995 was $746,960 compared to $190,989 for the corresponding period in 1994. The loss in 1995 is attributed to the reorganization and elimination of ongoing contracts and liabilities the Company needed to satisfy to proceed with its Merger with Kenmar. The Company had a shareholder's deficit of $282,683 for the period ended December 31, 1995 compared to net equity of $595,265 for the corresponding period in 1994. Accounts payable at December 31, 1995 were $138,167 compared to $928,358 for the corresponding period 1994. Due to the discontinuation of operations, the Company's payables were reduced dramatically. Most of the expense is attributed to legal and accounting costs due to the restructuring of the Company. Subsequent to the disposition of Hutronix, the Company was relieved of its obligation to guarantee the mortgage on the facilities occupied by Hutronix in Douglas, Arizona. Therefore, long term debt was reduced to zero from $561,842 in the corresponding prior year period.

         For the three month period ending March 31, 1996 the Company had no operations and therefore no revenue compared to sales of $1,035,397 for the three month period ended March 31, 1995 and sales of $3,452,982 for the nine month period ended March 31, 1995. General and Administrative expenses for the three month period ended March 31, 1996 were $298,405 compared to $262,027 for the corresponding period in 1995. G&A for the nine month period ended March 31, 1996 was $1,043,970 compared to $741,524 for the corresponding period in 1995. The G&A costs can be attributed to the restructuring and reorganization the Company experienced from the disposition and discontinuation of operations and the Merger agreement the Company entered into with Kenmar Business Groups, Inc. The Company had a net loss from operations of $1,118,561 for nine month period ended March 31, 1996 compared to $300,884 for the corresponding nine month period in 1995. The Company had a Shareholder's deficit of $203,695 at March 31, 1996 compared to Net Equity of $670,141 for the same period 1995. Current liabilities were significantly reduce due to cessation of operations to 220,276e for the period ended March 31, 1996 compared to Current Liabilities of $964,465 for the corresponding period ended March 31, 1995.

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                                       38

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                                       39

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITIONS AND RESULTS OF OPERATIONS

GENERAL


Kenmar provides manufacturing services to original equipment manufacturers ('OEM's') in the electronics industry, including producers of industrial controls, computers & peripherals and instrumentation. Primary services include materials procurement, printed circuit card and chassis assembly, and testing. Kenmar has approximately 20 customers, 6 of which accounted for 79% of its sales for the six months ending February 29, 1996. Following to the loss of its largest customer in 1995, Kenmar conducted its operations in 42,000 square feet of flex space with 85 employees. Since such loss, steps have been taken to size the operations to more closely match the revenue without losing the key employees and skills required to regrow the business. To date, this has caused Kenmar to incur losses from operations for fiscal 1996. Kenmar currently operates one facility in Raleigh, North Carolina with approximately 25 employees in 21,000 square feet of flex space.
Operations are near 40% capacity with one shift active.


Operating results are generally affected by a number of factors, including the relative mix of higher volume/lower margin business and lower volume/higher margin business, price competition, raw material costs, labor efficiencies, the degree of automation that can be used in the assembly process and the efficiencies achieved by Kenmar in managing inventories and fixed assets. The amount of sales Kenmar has derives from turnkey manufacturing in which it procures some or all of the components necessary for production vs the amount of sales derived from labor sales directly effects the overall gross margin of the business. Inflation has not been a significant factor in the results of Kenmar's operations because Kenmar's price quotations for turnkey jobs are generally valid for thirty days and Kenmar typically reserves the right to pass on certain cost increases under some of its turnkey orders or contracts.

The financial information and discussion below should be read in conjunction with the unaudited financial statements dated February 29, 1996 and February 28, 1995 and the audited financial statements, and the notes attached thereto, dated August 31, 1995.


RESULTS OF OPERATIONS

          COMPARISON OF SIX MONTHS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996 BASED ON THE UNAUDITED FINANCIAL STATEMENTS REFERENCED HEREIN

The following table sets forth certain operating data as a percentage of net sales:

                                               Six Months Ending February 29, 1996
                                                               & February 28, 1995
                                                         1996       1995
         Net sales                                       100%       100%
         Cost of goods sold                              101.4       90.1
                                                        ------     ------
         Gross profit                                     (1.4)       9.9
         Selling, general, and administrative             29.3        5.4
         Operating income                                (30.7)       4.5
         Interest & other expenses (net)                 126.1       (1.7)
                                                        ------     ------
         Income before income taxes                       95.4        2.8
         Income taxes                                      --         --
         Net income                                       95.4        2.8
                                                        ======     ======

The factors affecting changes in the percentages shown in the foregoing table are discussed below. SETTLEMENTS: During the first quarter of fiscal 1996, Kenmar reached various Settlements with its largest customer, which represented 80% of Kenmar's ongoing order input at such time, and its suppliers for the cancellation and discontinuation of production of nearly fifty products and assemblies. As a part of the settlement, Kenmar signed an agreement with its then largest customer that relieved Kenmar of trade accounts payable to the customer and other suppliers of $1,121,151. The agreement provided the customer relief of trade payables to Kenmar of $52,957. Further, suppliers to Kenmar for materials and services used on behalf of its largest customer and related product lines relieved Kenmar of approximately $500,000 of accounts payable. Supplier Settlements were essentially 50% of the amount owed with half of the 50% being paid in quarterly installments beginning January 1, 1996. Though a significant number of suppliers were involved above, Kenmar has been able to continue to purchase materials through ordinary sources, including some of the suppliers mention above.

With eighty percent less order input than that of the prior period and a reduced infrastructure, Kenmar continued operations with a core group of employees and an average base revenue of approximately $225,000 per month. Kenmar's financial performance more closely mirrors that of a company emerging from a new company with fixed overheads established to support higher levels of revenue than are currently attainable; however, without such overhead and infrastructure, Kenmar will not be able to attract its targeted business.

NET SALES. Net sales for 1996 were $1,354,383, $6,911,885 less than that of the same period in 1995 primarily due to a $7,434,602 decrease in shipments to Kenmar's largest customer, offset by increases to other customers. Three new customers with approximately $250,000 of new orders were added in 1996.

GROSS PROFIT. Gross profit was reduced $835,702 from 1995 to 1996 resulting primarily from the substantial drop in net sales. Material cost of sales were 18% lower, offsetting the effect of volume reduction. There were also offsetting cost reductions in direct labor of $366,554 and manufacturing overhead of $280,155. Operations were run at a loss, as planned, due to the fixed overhead expenses kept in place to regrow the business during 1996. Such overhead could not be fully absorbed by the level of sales during the six month period discussed.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ("SG&A"). SG&A expense for 1996 was $49,175 less than that of 1995, resulting from $86,050 reduction in sales commissions, partially offset by compensation to a new sales employee. Kenmar evaluates, when circumstances warrant, the recoverability of the cost in excess of net assets of acquired businesses by comparing the sum of the undiscounted projected future cash flows attributable to each customer to the carrying value of the related asset. Projected cash flows are estimated for a period approximating the remaining lives of Kenmar's long-lived assets. As a result of such evaluation Kenmar took a writedown of $160,000 during the year ended August 31, 1995.

OPERATING INCOME.   Profit from operations for 1996 prior to the addition of
misc. income was ($416,760) or $664,240 less than that of 1995. This is the result of substantial lower volume offset by margin mix and cost reductions as explained above. The misc. income of $1,724,781 reflects the income generated from the Settlements described above.

INTEREST EXPENSE. Interest for 1996 of $29,214 was substantially reduced from $141,968 in 1995 as a result of Kenmar's cash and cash equivalents position which has permitted operations without outside banking or any other lending sources.

INCOME TAX EXPENSE. Kenmar has not recorded an income tax provision at this time due to the tax loss carry forward from fiscal 1994. In addition, Kenmar believes that it met the insolvency tests per section 108 of the Internal Revenue Code prior to the Settlements causing the income at that time to be exempt from taxation. If Kenmar fails to pass the aforementioned insolvency test, the booking of a tax provision could adversely effect its net income and earnings per share for the period ending February 29, 1996.


LIQUIDITY AND CAPITAL RESOURCES

Kenmar's cash and cash equivalents increased by $699,187 from 2/28/95 through 2/29/96. The majority of the cash flow generated during 1996 came from the Settlements as described above.

Kenmar used approximately $50,000 in cash in investing activities primarily for capital expenditures in new test equipment to support new customer programs.

Payments were made to reduce long-term debt during 1996 as well as the first quarterly installment due per the Settlements, as described above, in an approximate amount of $46,500 on January 1, 1996. Dividends for the Class A Cumulative Preferred stock were paid during 1996 for the first quarter ending 11/30/95 in the amount of $12,408.

As of February 29, 1996, Kenmar has not required financing from outside banking or any lending sources.


         COMPARISON OF YEARS ENDED AUGUST 31, 1994 AND AUGUST 31, 1995 BASED ON THE AUDITED FINANCIAL STATEMENTS REFERENCED HEREIN

The follow table sets forth certain operating data as a percentage of net sales:

                                            Year Ending August 31st
                                                1995      1994
Net sales                                       100%      100%
Cost of goods sold                               89.2      98.9
                                               ------    ------
Gross profit                                     10.8       1.1
Selling, general, and administrative              7.9       6.4
Operating income                                  2.9      (5.3)
Interest & other expenses (net)                  (1.7)     (1.0)
                                               ------    ------
Income before income taxes                        1.2      (6.4)
Income taxes                                      --       (0.4)
Net income                                        1.2      (6.0)
                                               ======    ======


The factors affecting changes in the percentages shown in the foregoing table are discussed below.


NET SALES. Net sales are net of discounts and customer returns and are recognized upon shipment of an order to a customer. Net sales decreased $7,361,935 or 32% from $22,927,597 in 1994 to $15,565,662 in 1995 due to a decrease of $8,070,393 of our highest volume product line at that time, offset by other increases. Shipments to Kenmar's largest customer accounted for approximately 81% of sales in 1995 and approximately 65% of sales during 1994.

GROSS PROFIT. Gross Profit equals net sales less cost of goods sold, which consist of labor and material, manufacturing costs (primarily lease payments for, and depreciation of, manufacturing equipment and facilities) and other manufacturing costs. Gross profit increased in 1995 to $1,682,572 from $242,429 in 1994 as Kenmar consolidated its operations from two facilities into one and focused on its strategic customers and their key products. The negative effect of the $7,361,935 volume drop was offset by a better product mix and by reductions in direct labor of $193,393 and manufacturing expenses of $506,902. There were also non-recurring expenses related to downsizing. During 1995, Kenmar reviewed its leasehold improvements, machinery, equipment and computer hardware and software for impairment as a result of it ceasing to do business with its major customer. Kenmar estimated future cash flows and compared it with the net asset value of the related assets. This analysis resulted in a write down of approximately $180,000 which is included as part of cost of goods sold in the income statement.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses ('SG&A') consist primarily of non-manufacturing salaries, sales commissions, and other general expenses. SG&A expense were reduced from $1,466,289 in 1994 to $1,223,587 in 1995 as the above mentioned consolidation was effected. Changes made included a reduction of sales and marketing expenses of $148,000, mostly sales commissions of $136,000, and other reductions of administrative expenses of $35,000. There were also non-recurring expenses in 1994 of approximately $60,000.

OPERATING INCOME. Operating income is gross profit less SG&A. Operating income increased from a loss of $1,223,860 in 1994 to $448,985 in 1995 as Kenmar eliminated the above mentioned product lines and consolidated its operations.

INTEREST & OTHER INCOME. The interest & other income for 1995 increased slightly from $233,795 in 1994 to $267,487 due mainly to the increased cost of capital from its lenders.

INCOME TAX EXPENSE. Kenmar did not book an income tax provision due to the tax loss carry forward from fiscal 1994.


LIQUIDITY AND CAPITAL RESOURCES

In past years Kenmar has financed its operations primarily with borrowing from banks, lending institutions, private lenders and cash flow from operating activities. Cash flow provided by operating activities was $3,392,419 and used by operating activities was $184,162 in 1995 and 1994 respectively. Of the cash provided/(used) in 1995, the major items were a 55% reduction of inventory, 30% reduction of accounts receivable, and a (22%) reduction of accounts payable. The majority of the cash flow from operating activities in 1995 was the result of the phase-out of the manufacturing activities that resulted in the Settlements described above in 'Results of Operations'.

Kenmar used cash in investing activities primarily for capital expenditures in 1994 and 1995. These outlays consisted primarily of manufacturing equipment and leasehold improvements.

Kenmar generated cash from financing activities in 1994 from the issuance of short & long-term debt and Class A Cumulative Preferred and Common stock totaling $443,982. In 1995 Kenmar repaid $1,810,054 in debt obligations.

                          KENMAR BUSINESS GROUPS, INC.
                              Statements of Income
         Six-month periods ended February 29, 1996 and February 28, 1995
                                    UNAUDITED


                                                                Six Months Ending
                                                            February 29,  February 28,
                                                               1996          1995
Sales                                                       $ 1,354,383    $ 8,266,268
Cost of Goods Sold                                            1,373,793      7,449,976
                                                            -----------    -----------

         Gross profit                                           (19,410)       816,292

General, selling and administrative expenses                    397,350        446,525
                                                            -----------    -----------

         Operating income (loss)                               (416,760)       369,767

Other income (expense)
    Interest income                                              30,443          2,610


   Interest expense                                             (29,214)      (141,968)
   Miscellaneous expense                                        (18,300)          --
                                                            -----------    -----------

         Other income (expense)                                 (17,071)       (139,358)
                                                            -----------    -----------


         Income (loss) before income taxes and
         extraordinary items                                   (433,831)       230,409

Income tax benefit (expense)                                       --             --
                                                            -----------    -----------

Income (loss) before extraordinary item                        (433,831)        230,409

Extraordinary Item                                            1,724,781            --

Net Income                                                    1,290,950        230,409

Accretion of preferred stocks                                   (29,285)       (27,003)

Undeclared dividend on preferred stock                          (12,408)       (24,323)
                                                            -----------    -----------

         Net income applicable to common stockholders       $ 1,249,257    $   179,084
                                                            -----------    -----------

Weighted average number of shares                                64,714         60,369
                                                            -----------    -----------

Income (loss) per common share
before extraordinary item                                         (7.35)          2.97

Extraordinary item per
common share                                                      26.65           --

Net income per common share                                       19.30           2.97



                          KENMAR BUSINESS GROUPS, INC.
                           Consolidated Balance Sheets
                     February 29, 1996 and February 28, 1995
                                    UNAUDITED

                                                                  February 29, February 28,
                                                                     1996         1995
             Assets
Current assets:
    Cash and cash equivalents                                    $  744,533   $   45,346
    Accounts receivable - trade, net of allowance for
       doubtful accounts of $5,500 in 1996 and $65,807
       in 1995.  Also net of allowance for returns of
       $22,410 in 1995                                              531,478    2,165,026
    Accounts receivable - other                                      15,865        3,609
    Inventories                                                     317,531    1,256,409
    Prepaid expenses and other current assets                       110,085       51,296
                                                                 ----------   ----------
         Total current assets                                     1,719,492    3,521,686
                                                                 ----------   ----------

Property and equipment - net                                        496,337      908,665
                                                                 ----------   ----------

Other assets:
   Deposits and other assets                                         72,998      352,382
   Cost in excess of net assets of acquired business
      net of accumulated amortization of  $  212,250
      In 1996 and $ 35,000 in 1995                                   87,750      265,000
                                                                 ----------   ----------
         Total other assets                                         160,748      617,382
                                                                 ----------   ----------


         Total assets                                             2,376,577    5,047,733
                                                                 ----------   ----------

          Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
   Line of credit                                                      --      1,911,547
   Current maturities of long-term debt                               4,317      132,003
   Current obligations under capital leases                          35,203       35,203
   Accounts payable, trade                                          621,852    2,397,521
   Ohter accrued liabilities                                         94,833       57,182
                                                                 ----------   ----------
         Total current liabilities                                  756,205    4,533,456
                                                                 ----------   ----------

Long-term debt, less current maturities                             541,236      627,614
                                                                 ----------   ----------

Long-term obligations under capital leases                           57,750       94,283
                                                                 ----------   ----------

Class A preferred stock, including accretion and
   accrued dividends                                                759,129      626,206
                                                                 ----------   ----------

                          KENMAR BUSINESS GROUPS, INC.
                           Consolidated Balance Sheets
                     February 29, 1996 and February 28, 1995
                                    UNAUDITED

                                                              February 29,           February 28,
                                                                  1996                    1995
Stockholders' equity (deficit)
   Common stock, $1 par value; authorized 100,000
     shares in 1996 and 1995 issued and outstanding                       64,714             64,714
Additional paid-in capital                                               213,941            243,226
Retained earnings (deficit)                                              (16,398)        (1,141,766)
                                                                ----------------    ---------------
   Total stockholders' equity (deficit)                                  262,257           (833,826)
                                                                ----------------    ---------------

         Total liabilities and stockholders' equity (deficit)          2,376,577          5,047,733
                                                                ----------------    ---------------

                                   Proposal 2

                              ELECTION OF DIRECTORS

                Five (5) directors are to be elected at the Special Meeting, each to hold office until the next Annual Meeting of Stockholders and until a successor is elected. It is the intention of the persons named in the enclosed proxy form to vote, if authorized, the proxies for the election as directors of the five (5) persons named below as nominees. If any nominee declines or is unable to service as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

                None of the nominees have previously held positions with the Corporation. Election of the nominees is a condition precedent for the effectiveness of the Merger Agreement. The following table sets forth for each nominee for election as a director his or her name and his or her principal occupation:


                                             PERSONAL INFORMATION                       DIRECTOR
NAME                       AGE                 AND OCCUPATION                           SINCE

Kenneth H. Marks           32                Has been Chief Executive,                  --
                                             President, and a director
                                             of Kenmar since 1984. Kenneth
                                             H. Marks is the son of Kenneth
                                             L. Marks listed below

Craig Macnab               39                Has been a director of Kenmar              --
                                             Since 1993.  He has been a
                                             managing partner with McNeil
                                             Advisors since 1992.  Prior
                                             to joining McNeil Advisors, Mr.
                                             Macnab was the Managing Partner
                                             Of Bradford & Co.  He is a
                                             director of J.D.N. Realty.



                                       47




Alan G. Finkel                         62    Has been a director of Kenmar              --
                                             since 1992.  Has been a Manage-
                                             ment consultant since 1989
                                             Prior to 1989 he held numerous
                                             Positions with ITT, including
                                             President & General Manager of
                                             MacKay Communications, a division
                                             of ITT

Kenneth L. Marks(1)                    61    Has been a director of Kenmar              --
                                             since 1984.  Management Consultant
                                             Since October 1995.  Director of
                                             Labor Relations and personnel
                                             positions from 1974 thru 1995
                                             with Carolina Freight Carriers
                                             Corporation.  Is the father of
                                             Kenneth H. Marks, listed above

Ray Steckenrider                       71    has been a director of Kenmar              --
                                             since 1995.  Has been President
                                             of Autotron Corporation since
                                             1986


(1) Kenneth L. Marks is the father of Kenneth H. Marks


Executive Compensation

         The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer for such period in all capacities in which he served. No other Executive received total annual salary and bonus in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation
                            Annual Compensation      Awards              Payouts
       (a)                   (b)      (c)     (d)      (e)               (f)      (g)     (h)      (i)
- -----------------          ------   ------  ------   ------            -------  ------  -------  -----
                                                     Other             Restrict         All other
                                                     Annual            ed stock         LTIP     Compensa-
Name and Principal                  Bonus/           Compen-           Award    Options Payouts  tion
Position                   Year     Salary    ($)    sation($)           ($)      SARs    ($)      (i)
- ------------------         ----     ------  ------   ---------         -------  ------  ------   -----
Robert Knight              1995     $36,000                               0       0        0        0
President                  1994     $36,000                               0     10,000
                           1993     $36,000

Alexander Michie           1995     $10,000                               0                0        0
former director            1994     $36,000                               0     10,000
                           1993     $36,000

Karl Ronstadt              1995     $62,000                               0                0        0
former director            1994     $72,000                               0     10,000
                           1993     $54,000



                                       48





James Burns                1995     $55,000                               0        0       0        0
Chairman of the            1994        0
Board                      1993        0

         The following table sets forth information with respect to the Chief Executive Officer concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

  (a)                        (b)                 (c)               (d)                     (e)
                                            Percent of total
                                            Options/SARs
                           Options/         Granted to
                           SARs             Employee          Exercise or base          Expiration
Name                       Granted          Fiscal Year       Price ($/SH)              Date
Robert W. Knight           0                  0               N/A                       N/A

         The following table sets forth information with respect to the Chief Executive Officer concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

         AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR

  (a)                       (b)                (c)               (d)                         (e)
                                                                                        Value of
                                                              Number of                 Unexercised
                                                              Unexercised               In-the-money
                                                              Options/SAR               Options/SAR
                           Shares                             at FY-end (#)             at FY-end (#)
                           Acquired on      Value             Exercisable/              Exercisable/
Name                       Exercise (#)     Realized          Unexercisable             Unexercisable
Robert W. Knight               0              N/A               10,000                      0

         The following table sets forth information with respect to the Chief Executive officer concerning the grants of options and Stock Appreciation Rights ("SAR") during the past fiscal year:

                     Estimated Future Payout under Non-Stock
                                Price Based Plans

   (a)                        (b)               (c)              (d)             (e)               (f)
                                            Performance
                           Number of        or Other
                           Shares, Units    Period Until
                           or Other         maturation or     Threshold         Target           Maximum
Name                       Rights (#)       Payout            ($ or#)           $ or #)          ($ or #)
- ------------------         -------------    -------------     -------------     ----------       --------
Robert W. Knight             0                 0                N/A               N/A              N/A

                Under the terms of the Merger Agreement, the following persons have been designated to serve as executive officers of the Company following the consummation of the Merger:


                                                                  Present
Name                         Age            Title             Position at Kenmar

Kenneth H. Marks             32           President              President
                                          Chief Executive        Chief Executive
                                          Officer                Officer



Kenneth L. Marks             61           Secretary              Secretary


         As a condition precedent of the Merger, JA shall enter into a management consulting agreement with G.M. Capital Partners Ltd. ("GMCP") a, corporation unaffiliated with any parties to the Merger Agreement. The agreement provides for a term of 12 months with monthly payments to GMCP of $5,000. In addition, certain additional fees shall be paid to GMCP in the event it arranges any financing for the benefit of the Company.


                These additional fees include a cash payment equal to 10% of the gross proceeds of any private financing it arranges for the Company. In the event GMCP arranges a public offering or sells more than 5% of the Company, its fees shall be a cash payment of 3% of the gross proceeds of the offering. GMCP had no role in connection with the proposed merger between the Company and Kenmar.

                The Company has sole discretion in accepting financing arranged by GMCP and all additional fees earned by GMCP shall be paid on the closing of the transaction.

                Commencing at the Effective Time of the Merger, the Company shall enter into an employment agreement with Kenneth H. Marks providing for Mr. Marks to become its Chief Executive Officer for a period of 5 years at a salary of $125,000 per year. Among additional terms, the agreement also provides for a yearly bonus equal to 8% of the net after tax profit of the Company; a 5% annual salary increase; a grant of 350,000 options pursuant to a Qualified Stock Option Plan and either a $100,000 (1) loan or (2) payment upon the signing of an employment agreement.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MANAGEMENT



                The following table sets forth, as of March 15, 1996 information with respect to (1) any person known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (2) the shares of Common Stock beneficially owned by each officer and director of the Company, and (3) the total of the Company's Common Stock beneficially owned by the Company's officers and directors as a group.


Stockholder                   Beneficially owned       Class

Karl Gelbard                         10,000             0.1%
4001 South Ocean Drive
Hollywood, FL 33019



Robert W. Knight                    297,259             3.2%
4025 Sunset Boulevard

North Vancouver, B.C
Canada



All directors and                   307,259             3.2%
offices as a group

(2 persons)

                 PRINCIPAL STOCKHOLDERS OF J.A. INDUSTRIES, INC.
                           (AFTER MERGER WITH KENMAR)

         The following table sets forth as of the effective date of the merger and after the 1 for 4 reverse split, certain information with respect to the shares of the Company's Common Stock to be beneficially owned by (i) stockholders owning more than 5% of the Company's Common Stock, (ii) the Company's directors and officers, and (iii) all of the Company's directors and officers as a group.


Stockholder                        Beneficially owned     Class

Kenneth H. Marks                      1,668,352          30.4%

Craig Macnab                            266,136           4.8%

Royal Bank of Scotland                  375,000           6.9%

Kenneth L. Marks                         72,816           1.2%

Ray Steckenrider                          4,616           nil


All directors and
officers as a group
(4   persons)                         2,011,920          36.7%

                           COMMON STOCK OF THE COMPANY

 Market Price Information

                The Company's Common Stock is traded over-the-counter and its quotations are carried in the National Quotation Bureau's daily "Pink Sheets."

                The following table shows the range of high and low bid or last trade quotations for the Company's Common Stock in the over-the-counter market as reported to the Company by the National Quotation Bureau Incorporated. The quotations reflect prices between dealers, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions or be indicative of prices at which the Company's stock was traded. In November of 1992, the Company effected a reverse stock split on a one for five basis. All bids reflected below have been adjusted to give effect to the reverse split.

                                  COMMON STOCK


Period                                               Bid Price
                                                     High         Low


through April 30, 1996                               3/4         13/32
Quarter ended March 31, 1996                         21/32       13/32
Quarter ended December 31, 1995                      11/16         .19
Quarter ended September 30, 1995                     1 3/8       27/32
Quarter ended June 30, 1995                          1 3/8       1
Quarter ended March 31, 1995                         2           1
Quarter ended December 31, 1994                      2 1/8       1 9/16
Quarter ended September 30, 1994                     2           1 1/2
Quarter ended June 30, 1994                          2           1 3/4
Quarter ended March 31, 1994                         2 1/4       1 5/8
Quarter ended December 31, 1993                      2 3/8       1 3/8
Quarter ended September 30, 1993                     21/2        1 1/2


                The number of record holders of the Company's Common Stock, as of June 3, 1996, was approximately 301. However, the Company believes that there may be substantially more beneficial holders.

Dividend Policy.

                The Company has not paid any dividends on its Common Stock since its inception. The Company anticipates that for the foreseeable future, earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends will be paid on its Common Stock.


                             POST MEETING FINANCING


         In a private transaction, subject to stockholder approval of the Merger Agreement, the Company has raised $510,000 through the sale of 1,500,000 shares (pre-split) of its Common Stock. The monies are being held in escrow, to be released to the Company upon the approval by stockholders of the terms of the Merger Agreement. As of May 31, 1996 there were approximately 9,437,304 shares of the Company's Common Stock outstanding. In the event the Merger Agreement is approved by the stockholders an additional 1, 500,000 shares would be issued and accordingly , approximately 10, 937,304 shares will then be outstanding. As a result of the issuance of these additional 1,500,000 shares, the existing shareholders of the Company will receive a 43 % interest in the merged entity and the holder of the 1,500,000 shares 7% interest. The interest of the former Kenmar shareholders in the merged entity remains at 50%.

         Proceeds of the post meeting financing shall be used as follows:

                Commissions                          $    51,000
                Professional Fees                         70,000
                Accounts Payable                         168,000
                Working Capital                          221,000
                                                        --------
                                                      $  510,000

                                   PROPOSAL 3
                          APPROVAL OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION TO
                          PROVIDE FOR A CHANGE OF NAME


                On January 22, 1996, the Company's Board of Directors approved subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to provide for a change in name of the Corporation to Electronic Manufacturing Services Group, Inc. The purpose of the change in name is to more adequately describe the future operations of the Company.

                The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Special Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

                The Board of Directors unanimously recommends a vote "FOR" approval of the proposed amendment to the Certificate of Incorporation to provide for a change of name.

DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

                The Company is authorized to issue twenty million (20,000,000) shares of Common Stock, $.0025 par value per Share and 2,000,000 shares of Preferred Stock, $.01 par value per share. Each outstanding Share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

                The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per Share on all matters on which stockholders may vote at all meeting of stockholders.

                There are no preferred shares currently designated, issued or outstanding. The Board of Directors is empowered to designate classes of the Company's Common and Preferred Stock and to establish relative rights, preferences, qualifications and restrictions with regard to any designated classes.

                                   Proposal 4

                   Approval for a 1 for 4 Reverse Stock Split

                On January 22, 1996 the Company's Board of Directors approved, subject to stockholder approval, a 1 for 4 reverse stock split in which one (1) share of Common Stock will be outstanding for each four (4) shares of Common Stock previously outstanding. The primary reason for the proposed reverse stock split is to reduce the number of outstanding shares as well as comply with the provisions of the Merger Agreement.

                Currently, the Company is authorized pursuant to its Certificate of Incorporation to issue 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of May 31, 1996, there were 9,437,304 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Presuming the issuance 1,500,000 pre split shares of Common Stock in the private transaction, the reverse split will result in a reduction in the number of shares of Common Stock outstanding to approximately 2,734,326 shares. The reverse split will not alter the number of authorized shares of stock or any other provision of the Company's Certificate of Incorporation.


                Presently, the Company has 9,437,304 shares of Common Stock outstanding and 10,562,696 unissued shares. If the reverse split and merger are approved by the stockholders (and 1,500,000 shares are issued pursuant to the private placement), outstanding shares will be reduced to 2,734,326 and unissued shares increased to 17,265,674. Potential uses for such authorized unissued shares include acquisitions, additional stock option plans and stock dividends. At the present time, the Company has no plans to issue additional authorized shares.


                The Board of Directors unanimously recommends a vote "For" approval of a proposed amendment to the Certificate of Incorporation to provide for 1 for 4 Reverse Stock Split of each outstanding share of the Company's common stock.



                              Financial Statements


               The audited financial statements of J.A. for the years ended June 30, 1994 and 1995 included in this proxy statement, have been audited by MacKay & Partners and Semple & Cooper, independent certified public accountants, respectively. On July 17, 1995 the Board of Directors of the Registrant engaged the firm of Semple & Cooper, to act as the Company's independent certified public accountants as successor to MacKay & Partners. At the time of the dismissal of the MacKay firm, during the company's two most recent fiscal years or any later interim period there were no adverse opinions, disclaimer of opinion or modification or disagreements with the MacKay firm. The audited financial statements of Kenmar for the years ended August 31, 1994 and 1995 included in this proxy statement, have been audited by KPMG Peat Marwick LLP, independent certified public accountants.


                             Presence of Accountants
                               at Special Meeting

                Representatives of JA's and Kenmar's independent accountants are not expected to be present at the Special Meeting, but will be available by telephone to respond to appropriate questions of stockholders.

                             Stockholder's Proposal

                From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1996 Annual Meeting must be received by the Corporation no later than March 15, 1997.




                                  Other Matters

                At the date of the proxy statement, the only business which management intends to present or knows that others will present at the meeting is hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                                        Robert Knight,
                                                        President

Dated: March ____, 1996

                              J.A. INDUSTRIES, INC.


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                       SPECIAL MEETING ON      , 1996

                The undersigned hereby constitutes and appoints Robert W. Knight who is authorized to act as attorney and proxy with full power of substitution according to the number of shares of Common Stock of J.A. Industries, Inc. which the undersigned may be entitled to vote with all powers which the undersigned would possess if personally present at the Special Meeting of its Stockholders to be held on _________, 1996 at 8:00 a.m. in the forenoon at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. at 2500 First Union Capitol Center Raleigh, North Carolina 27601 and at any adjournment thereof, on matters properly coming before the Meeting. Without otherwise limiting the general authorization hereby given, said attorney and proxy is instructed to vote on the proposals set forth below and described in the Proxy Statement dated ______________, 1996.


                The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, each dated _________, 1996.


                UNLESS OTHERWISE SPECIFIED IN THE SPACE PROVIDED, THE UNDERSIGNED'S VOTE IS TO BE CAST "FOR" THE ELECTION OF ALL LISTED NOMINEES; "FOR" APPROVAL OF AGREEMENT AND PLAN OF MERGER; "FOR" APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND "FOR" THE APPROVAL OF A REVERSE STOCK SPLIT AND IN ACCORDANCE WITH THE DIRECTOR'S RECOMMENDATIONS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

         A vote "FOR" is recommended by the Board of Directors on the following proposals.

I.       Approval of Agreement and Plan of Merger

         ( )   FOR            ( )   AGAINST         ( )   ABSTAIN


II.      The election of five directors

NOMINEES:       KENNETH H. MARKS, CRAIG MACNAB, ALAN G. FINKEL, KENNETH L. MARKS
AND RAY STACKENRIDER

         ( )   FOR            ( )   AGAINST         ( )   ABSTAIN


For all nominees except as noted above



III. Approval of Amendment to the Certificate of Incorporation to provide for change of name.


         ( )   FOR           ( )   AGAINST          ( )   ABSTAIN


IV.      Approval of a 1 for 4 reverse stock split.


         ( )   FOR           ( )   AGAINST          ( )   ABSTAIN

IMPORTANT: IN SIGNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE SIGNATURE LINES BELOW IN THE EXACT FORM APPEARING ON THIS PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOU FULL TITLE AS SUCH.
EACH JOINT TENANT MUST SIGN.

SIGNATURE:                                  DATE:


SIGNATURE:                                  DATE:

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         AMENDMENT (the "Amendment") TO AGREEMENT AND PLAN OF MERGER, dated as of , 1996 (the "Agreement") by and among J.A. Industries, Inc., a Delaware corporation ("JAI"), J.A. Industries of North Carolina, Inc., a North Carolina corporation and a wholly-owned subsidiary of JAI ("Acquisition"), and Kenmar Business Groups, Inc., a North Carolina corporation ("Kenmar").

                                   WITNESSETH:

         WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement herein contained and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, the parties hereto agrees as follows:

         1. Section 6.7(d) of the Agreement is hereby amended to delete the following language from the certificate legend set forth therein: "THIS RESTRICTIVE LEGEND SHALL BE VOID AND OF NO FURTHER EFFECT AS OF APRIL 12, 1998."

         2. Except as expressly provided this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, all of the date first above written.

                          KENMAR BUSINESS GROUPS, INC.


ATTEST:                                BY:
                                          NAME:
                                          TITLE:
BY:
   NAME:
   TITLE:                              J.A. INDUSTRIES, INC.


ATTEST:                                BY:
                                          NAME:
                                          TITLE:
BY:
   NAME:
   TITLE:                              J.A. INDUSTRIES OF NORTH CAROLINA, INC.

ATTEST:
                                       BY:
BY:                                          NAME:
   NAME:                                     TITLE
   TITLE:

MacKay
& Partners
Chartered Accountants


Independent Auditors' Report


To the Shareholders
J.A. Industries Inc.

We have audited the consolidated balance sheet of J.A. Industries Inc. as at June 30, 1994 and related consolidated statements of loss, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at June 30, 1994, and the results of its operations and the changes in the shareholders' equity and changes in its financial position for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As shown in the financial statements, the company incurred a net loss of $1,497,305 and a cash flow deficit from operations of $976,513 during the year ended June 30, 1994, and as at that date had a working capital deficiency of $180,031 and a net worth of $667,558. As described in Notes 8 and 11 to the financial statements, the company is not in compliance with certain loan covenants on two notes and the company's revolving line of credit matures in October 1994. These conditions raise substantial doubt about the company's ability to continue as a going concern, however, no adjustments have been made to reflect this outcome.

The financial statements as at June 30, 1993 and for the period then ended were audited by other independent auditors who expressed an opinion without restriction on those statements in their report dated September 29, 1993.

                                                /s/ MacKay & Partners
                                                Chartered Accountants
Vancouver, Canada
September 29, 1994
(except for notes 8, 11, and 12
as to which the date is October 19, 1994)

                                   Exhibit E

               J.A. INDUSTRIES, INC./KENMAR BUSINESS GROUPS, INC.

                          INDEX TO FINANCIAL STATEMENTS




J.A.- Financial Statements

         Report of Independent Auditors                               F-1
         Balance Sheets as of June 30, 1995 and 1994                  F-2/3
         Statements of Operations for the years
           ended June 30, 1995 and 1994                               F-4
         Statements of Stockholder Equity for the
            years ended June 30, 1995 and 1994                        F-5
         Statements of Cash Flows for the years
            ended June 30, 1995 and 1994                              F-6
         Notes to Financial Statements                                F-7-F-21

J.A.- Pro Forma Consoldiated Financial
         Statements-Unaudited

         Balance Sheet as of August 31, 1995                          F-22
         Statement of Operations for the year
           ended August 31, 1995                                      F-23
         Statement of Operations for the six
           months ended February 29, 1996                             F-24


J.A.- Financial Statements (Unaudited)

         Balance Sheets as of December 31, 1995
           and 1996                                                   F-25/26
         Statements of Operations for six months
           ended December 31, 1995 and 1994                           F-27/28
         Statement of Changes in Financial Position
           for six months ended December 31, 1995
           and 1994                                                   F-29
         Statement of Changes in Stockholder's Equity
           for six months ended December 31, 1995 and
           June 30, 1995                                              F-30
         Notes to Financial Statements                                F-31-F-35

Kenmar - Financial Statements (Audited)

         Report of Independent Auditors                               F-36
         Balance Sheets as of August 31, 1995 and 1994                F-37
         Statements of Income (Loss) years ended
           August 31, 1995 and 1994                                   F-38
         Statement of Stockholder's Deficit years
           ended August 31, 1995 and 1994                             F-39

         Statement of Cash Flows years ended August
           31, 1995 and 1994                                          F-40/41
         Notes to Financial Statements                                F-42-F-51

Kenmar - Financial Statements (Unaudited)

         Balance Sheets as of February 29, 1996 and 1995              F-52/53
         Statements of Income, six months ended February
           29, 1996 and 1995                                          F-54


         Statements of Cash Flows                                     F-55

         Notes to Financial Statements                                F-56

                            INDEPENDENT AUDITORS' REPORT


To The Board of Directors of
J.A. Industries, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of J.A. Industries, Inc. and Subsidiaries as of June 30, 1995 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of J.A. Industries, Inc. and Subsidiaries as of June 30, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,714,526, and a cash flow deficit from operations of $133,297 during the year ended June 30, 1995, and as of that date had a working capital deficiency of $566,587, and a net capital deficiency of $40,503. Additionally, as of the date of the auditors' report, the Company has sold subsidiaries which accounted for all of the operating activities of the consolidated corporation. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(Signature of Semple & Cooper, P.L.C. appears here)

Certified Public Accountants

Phoenix, Arizona
November 20, 1995 (except for Note 18 as to which the date is May 12, 1996).

                          J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                                  June 30, 1995 and 1994

                                           ASSETS

                                                                                    1995                   1994
                                                                                    ----                   ----
Current Assets:
   Cash and cash equivalents (Note 1)                                            $   45,274             $    6,679
   Accounts receivable (Notes 1 and 9)
     - trade                                                                        246,180                485,943
     - other                                                                             73                 18,363
   Inventory (Notes 1, 4 and 9)                                                     170,261                454,982
   Prepaid expenses                                                                  14,805                 27,338
                                                                                 ----------             ----------

        Total Current Assets                                                        476,593                993,305
                                                                                 ----------             ----------


Real Estate Held for Sale (Notes 6 and 9)                                           488,750                875,000

Property and Equipment, Net
  (Notes 1, 5 and 9)                                                                 53,330                598,533

Investments (Note 7)                                                                   -                    22,075

Intangible Assets, Net (Notes 1 and 8)                                                2,050                127,532
                                                                                 ----------             ----------

                                                                                    544,130              1,623,140
                                                                                 ----------             ----------

                                                                                 $1,020,723             $2,616,445
                                                                                 ==========             ==========


                        The Accompanying Notes are an Integral Part
                         of the Consolidated Financial Statements

                        J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS (Continued)
                                   June 30, 1995 and 1994

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                    1995                   1994
                                                                                    ----                   ----
Current Liabilities:
   Notes payable - current portion (Note 9)                                      $  590,986             $  922,436
   Loans payable - related parties (Note 10)                                         35,766                   -
   Accounts payable                                                                 165,625                776,474
   Accrued expenses                                                                 250,753                   -
   Income taxes payable (Notes 1 and 12)                                                 50                     50
                                                                                 ----------             ----------

        Total Current Liabilities                                                 1,043,180              1,698,960
                                                                                 ----------             ----------


Notes Payable - Long-Term Portion (Note 9)                                           18,046                117,563

Loans Payable - Related Parties (Note 10)                                              -                   132,364
                                                                                 ----------             ----------

                                                                                     18,046                249,927
                                                                                 ----------             ----------

Commitments and Contingencies: (Note 11)                                               -                      -

Stockholders' Equity (Deficit):
   Common stock (Note 14)                                                            18,879                 16,234
   Additional paid-in capital                                                     4,993,915              3,849,152
   Accumulated deficit                                                           (4,904,793)            (3,190,267)
                                                                                 ----------             ----------
                                                                                    108,001                675,119
   Stock subscriptions receivable                                                  (144,000)                  -
   Cumulative translation adjustment
     (Note 1)                                                                        (4,504)                (7,561)
                                                                                 ----------             ----------

                                                                                    (40,503)               667,558
                                                                                 ----------             ----------

                                                                                 $1,020,723             $2,616,445
                                                                                 ==========             ==========





                        The Accompanying Notes are an Integral Part
                          of the Consolidated Financial Statements

                          J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                       For The Years Ended June 30, 1995 and 1994


                                                                                     1995                   1994
                                                                                     ----                   ----

Sales                                                                            $ 4,330,211            $ 4,042,940
Cost of Sales                                                                      3,618,347              3,674,688
                                                                                 -----------            -----------
Gross Profit                                                                         711,864                368,252
                                                                                 -----------            -----------

Selling and Marketing Expense                                                           -                   134,163
General and Administrative Expense                                                 1,593,838              1,256,765
Impairment of real estate held
  for sale (Note 6)                                                                  386,250                444,941
Impairment of goodwill (Note 8)                                                      115,890                   -
                                                                                 -----------            -----------
                                                                                   2,095,978              1,835,869
                                                                                 -----------            -----------

Loss from Operations                                                              (1,384,114)            (1,467,617)
                                                                                 -----------            -----------
Other Income (Expense):
   Interest income                                                                       952                    373
   Interest expense                                                                  (72,868)               (93,989)
   Gain on foreign exchange translation                                                 -                     7,960
   Loss on sale of assets (Note 5)                                                   (59,726)                  -
   Loss on sale of subsidiary (Note 3)                                              (198,770)                  -
                                                                                 -----------            -----------
                                                                                    (330,412)               (85,656)
                                                                                 -----------            -----------
Loss before Income Taxes                                                          (1,714,526)            (1,553,273)

Income Tax Benefit                                                                      -                    65,973
                                                                                 -----------            -----------
                                                                                  (1,714,526)            (1,487,300)
Pre-acquisition Earnings of Hutronix, Inc.                                              -                   (10,005)
                                                                                 -----------            -----------

Net Loss                                                                         $(1,714,526)           $(1,497,305)
                                                                                 ===========            ===========

Net Loss per Share                                                               $      (.25)           $      (.28)
                                                                                 ===========            ===========

Weighted Average Shares Outstanding                                                6,724,440              5,389,500
                                                                                 ===========            ===========


                       The Accompanying Notes are an Integral Part
                         of the Consolidated Financial Statements

                        J.A. INDUSTRIES, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                      For The Years Ended June 30, 1995 and 1994

                                                                                          Equity
                                                                                        Adjustment
                                                         Additional                    from Foreign            Stock
                                       Common Stock        Paid-in      Accumulated      Currency           Subscription
                                   Shares      Amount      Capital        Deficit       Translation           Receivable
Balance, June 30, 1993         4,107,129   $   10,268   $ 1,800,027     $(1,692,962)   $      -             $      -
Issued for cash                  993,950        2,485     1,005,578            -              -                    -
Issued for equipment             600,000        1,500        52,148            -              -                    -
Issued for shares of
  Hutronix, Inc.                 717,699        1,794       895,330            -              -                    -
Issued for legal services         25,000           62         7,944            -              -                    -
Issued to repay debt              50,000          125        88,125            -              -                    -
Aggregate adjustment
  resulting from translation
  of financial statement
  into U.S. dollars                 -            -             -               -            (7,561)                -
Net loss for the year ended
  June 30, 1994                     -            -             -         (1,497,305)          -                    -
                               ---------   ----------   -----------     -----------    -----------          -----------
Balance, June 30, 1994         6,493,778       16,234     3,849,152      (3,190,267)        (7,561)                -

Issued for cash                  631,383        1,578       494,672            -              -                    -
Issued for consulting fees     1,032,292        2,581       637,517            -              -                (144,000)
Issued to repay debt              50,000          125        51,982            -              -                    -
Issued as compensation            12,600           32        12,569            -              -                    -
Reverse equipment
  purchase                      (600,000)      (1,500)      (52,148)           -              -                    -
Shares cancelled                 (68,450)        (171)          171            -              -                    -
Aggregate adjustment
  resulting from translation
  of financial statements
  into U.S. dollars                 -            -             -               -             3,057                 -
Net loss for the year
  ended June 30, 1995               -            -             -         (1,714,526)          -                    -
                               ---------   ----------   -----------     -----------    -----------          -----------

                               7,551,603   $   18,879   $ 4,993,915     $(4,904,793)   $    (4,504)         $  (144,000)
                               =========   ==========   ===========     ===========    ===========          ===========




                    The Accompanying Notes are an Integral Part
                      of the Consolidated Financial Statements

                         J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                       For The Years Ended June 30, 1995 and 1994

                                                                                       1995                   1994
                                                                                       ----                   ----
Cash Used by Operating Activities:
   Net loss                                                                        $(1,714,526)           $(1,497,305)

   Adjustments to reconcile net loss to net cash used by operating activities:
       Depreciation and amortization                                                   110,623                113,549
       Loss on sale of fixed assets                                                     59,726                   -
       Issuance of stock for services
         and debt repayment                                                            514,759                   -
       Impairment on real estate held
         for sale                                                                      386,250                444,941
       Impairment of goodwill                                                          115,890                   -
       Loss on sale of subsidiary                                                      198,770                   -

   Changes in Assets and Liabilities:
       Accounts receivable
         - trade                                                                       239,763               (350,711)
         - other                                                                        18,290                   -
       Inventory                                                                       284,721               (324,732)
       Prepaid expenses                                                                 12,533                (10,147)
       Accounts payable                                                               (610,849)               662,081
       Accrued expenses                                                                250,753                   -
       Income taxes payable                                                               -                        50
       Equipment loans                                                                    -                   119,048
       Purchase agreement                                                                 -                  (133,287)
                                                                                   -----------            -----------

        Cash used by operations                                                       (133,297)              (976,513)
                                                                                   -----------            -----------


Investing Activities:
       Proceeds from sale of fixed assets                                                  244                   -
       Purchase of property and equipment                                               (4,578)            (1,713,705)
       Disposal of license agreement                                                      -                    50,000
       Acquisition of intangible assets                                                   -                  (140,409)
       Disposal (acquisition) of investment                                             21,875                (21,875)
                                                                                   -----------            -----------

        Cash provided (used) by investing activities                                    17,541             (1,825,989)
                                                                                   -----------            -----------


Financing Activities:
       Issuance of common stock                                                        496,250              2,055,091
       Loans from related parties                                                       35,766                 13,065
       Proceeds from debt                                                               72,288                753,722
       Repayment of debt                                                              (423,079)                  -
       Repayment of debt from related parties                                          (22,370)                  -
                                                                                   -----------            -----------

        Cash provided by financing activities                                          158,855              2,821,878
                                                                                   -----------            -----------
Effect of exchange rate changes on cash
  and cash equivalents                                                                  (4,504)                (7,561)
                                                                                   -----------            -----------
Net Change in Cash and Cash Equivalents                                                 38,595                 11,815

Cash and Cash Equivalents at Beginning of Year                                           6,679                 (5,136)
                                                                                   -----------            -----------

Cash and Cash Equivalents at End of Year                                           $    45,274            $     6,679
                                                                                   ===========            ===========


                      The Accompanying Notes are an Integral Part
                        of the Consolidated Financial Statements

                      J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      Summary of Significant Accounting Policies:

        Nature of Corporation:

        J.A. Industries, Inc. is a Corporation organized under the laws of the State of Delaware. The principal purpose of the Corporation is to act as the holding company of its subsidiaries. Subsequent to the balance sheet date, the Company disposed of its only remaining operating subsidiary through a reversal of the acquisition (Note 3).

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Principles of Consolidation:

        The consolidated financial statements include the accounts of:

                J.A. Industries, Inc., a Delaware corporation, and the following wholly-owned subsidiaries:

                        J.A. Industries (Canada) Inc., a Canadian
                                corporation
                        Granite Marketing Corp., a Cayman Island
                                corporation
                        Hutronix, Inc., an Arizona corporation
                        QDS, de Mexico, S.A. de C.V., a Mexican
                                corporation and the 96% owned subsidiary
                                Hutronix de Mexico, S.A. de C.V., (a
                                subsidiary of Hutronix, Inc., which has
                                been inactive since August 17, 1982)

        All  significant   intercompany  balances  and  transactions  have  been
        eliminated in consolidation.

        As further described in Note 3, J.A. Industries (Canada) Inc. was sold during the year ended June 30, 1995, and Hutronix, Inc. and QDS, de Mexico, S.A. de C.V. were disposed of subsequent to the balance sheet date through a reversal of the acquisition (Note 3).

                            J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies: (Continued)

        Cash and Cash Equivalents:

        Cash and cash equivalents are considered to be all highly liquid investments with an initial maturity of three (3) months or less.

        Accounts Receivable:

        The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance is provided for based upon a review of the individual accounts outstanding and the prior history of uncollectable accounts receivable. At June 30, 1994, an allowance has been provided for potentially uncollectible accounts receivable in the amount of $30,803. At June 30, 1995, no allowance has been provided for as management believes all accounts receivable to be collectible.

        Inventory:

        Raw materials are valued at the lower of cost or replacement cost. Work in process and finished goods are valued at the lower of cost or net realizable value. Cost for all inventory is determined on the first-in, first-out method which, for work in process and finished goods, includes the cost of material, direct labor and applied manufacturing overhead.

        Property and Equipment:

        Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets, ranging from five to seven years. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

        Long-Lived and Intangible Assets:

        Long-lived assets include office and manufacturing equipment and real estate. Intangible assets include goodwill, incorporation costs, and patent development costs, and are being amortized on the straight-line method over their estimated useful lives as disclosed in Note 8. Goodwill represents the excess of the cost of acquiring Hutronix, Inc. over the fair value of the net assets at the date of acquisition. The carrying value of the assets will be periodically reviewed by the Company and impairments, if any, will be recognized when expected future operating cash flows derived from the assets are less than their carrying value.

                            J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies: (Continued)

        Income Taxes:

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, in addition to the use of net operating losses. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

        Translation of Foreign Currencies:

        Account balances and transactions  denominated in foreign currencies and
        the  accounts  of  the  Corporation's   foreign   operations  have  been
        translated into United States funds, as follows:

                Assets and liabilities at the rates of exchange prevailing at the balance sheet date;

                Revenue and expenses at average exchange rates for the period in which the transaction occurred;

                Exchange gains and losses arising from foreign currency transactions are included in the determination of net earnings for the period;

                Exchange gains and losses arising from the translation of the Corporation's foreign operations are deferred and included as a separate component of stockholders' equity.

        Loss per Share:

        The loss per share calculation is based on the weighted average number of shares outstanding during the year. Fully diluted loss per share has not been presented because the effect of exercising the options outstanding would be anti-dilutive.

                           J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.      Business Combinations:

        In 1994, the Company purchased all of the outstanding shares of Hutronix, Inc. for common share consideration. The acquisition was accounted for by the purchase method. The results of operations are included in the accounts from the effective date of acquisition, September 15, 1993.
        Details of the purchase are as follows:

           Fair market value of assets acquired:
              Working capital deficiency                  $  (42,739)
              Fixed assets                                 1,462,099
              Other liabilities                              (69,814)
              Long-term debt                                (581,189)
              Goodwill                                       128,767
                                                          ----------
                                                          $  897,124
                                                          ==========
           Consideration given:
              Common shares issued                        $  897,124
                                                          ==========

        As further described in Note 3, the acquisition of Hutronix, Inc. and QDS, de Mexico, S.A. de C.V. was reversed subsequent to the year ended June 30, 1995.

3.      Sale of Subsidiaries:

        During the year ended June 30, 1995 and subsequent to year end, the Company disposed of one operating subsidiary and entered into a plan to reverse the purchase of another operating subsidiary. These two subsidiaries comprised principally all of the operating activity of the consolidated entity. The disposals are as follows:

        J.A. Industries (Canada) Inc.:

        On June 30, 1995, the Company sold all of the common stock of J.A. Industries (Canada) Inc. for $73. The transaction resulted in a loss of $198,770, which has been included in loss on sale of subsidiary for the year ended June 30, 1995.

                     J.A. INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.      Sale of Subsidiaries: (Continued)

        Hutronix, Inc.:

        On November 21, 1995, the Company entered into an agreement to reverse the acquisition of Hutronix, Inc. and its Mexican manufacturing subsidiary, QDS, de Mexico, S.A. de C.V. The Company returned all of the common shares of Hutronix, Inc. in exchange for cancellation of a buy/sell agreement for 262,500 common shares of J.A. Industries, Inc. with the former principal stockholder of Hutronix, Inc. The Company realized a loss on the subsequent disposition of Hutronix, Inc. of approximately $70,000, which has not been included in the accompanying consolidated statement of operations for the year ended June 30, 1995.

4.      Inventory:

        As of June 30, 1995 and 1994, inventory consists of the following:

                                                    1995          1994
                                                    ----          ----

               Raw materials                     $  352,223    $  532,435
               Less: reserve for obsolescence      (210,000)     (190,000)
                                                 ----------    ----------
                                                    142,223       342,435
               Work in process                       25,170        91,962
               Finished goods                         2,868        20,585
                                                 ----------    ----------

                                                 $  170,261    $  454,982
                                                 ==========    ==========
5.      Property and Equipment:

        As of June 30, 1995 and 1994, property and equipment consist of the following:
                                                   1995           1994
                                                   ----           ----

             Forklift                           $     -        $   10,049
             Vehicles                               13,121         14,046
             Office equipment                       46,382         53,834
             Computers                             152,361        147,778
             Manufacturing equipment               277,230        576,051
             Assets not-in-service                    -           232,520
                                                ----------     ----------
                                                   489,094      1,034,278
             Less: accumulated depreciation       (435,764)      (435,745)
                                                ----------     ----------

                                                $   53,330     $  598,533
                                                ==========     ==========

                          J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.      Property and Equipment: (Continued)

        Assets not-in-service represents manufacturing equipment and production molds purchased but not yet on location or in use.

        These assets were purchased by way of an agreement with 488190 Alberta Ltd. dated December 3, 1993. Consideration given in exchange for the equipment was:

            600,000 shares of J.A. Industries, Inc.;
           $100,000 relocation fee payable upon relocation; and $ 78,872 assumption of debt and chattel mortgage against the equipment.

           This transaction has been recorded as follows:

           Shares issued                        $   53,648
           Debt assumed                             78,872
           Relocation fee                          100,000
                                                ----------

           Fair market value of the equipment   $  232,520
                                                ==========

        Subsequent to June 30, 1995, the Company entered into an agreement to reverse the equipment purchase agreement. The equipment was returned to 488190 Alberta Ltd., which returned the 600,000 common shares of J.A. Industries, Inc. A loss on disposal of fixed assets of $59,823 was recorded, which is made up of payments made by J.A. Industries, Inc. against the chattel mortgage and expenses incurred in moving the equipment.

6.      Real Estate Held for Sale:

        In January, 1994, Hutronix, Inc. ceased all manufacturing operations at its Douglas, Arizona facility. As of June 30, 1995 and 1994, the Company recorded real estate held for sale in the amounts of $488,750 and $875,000, respectively. The Company recognized impairment losses for June 30, 1995 and 1994 in the amounts of $386,250 and $444,941, respectively. The losses represented management's best estimate of the net realizable value of the property.

                          J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.      Investments:

        On March 30, 1994, Granite Marketing Corp. entered into a licensing agreement with Queensland Industries, Inc. Under the agreement, Queensland Industries, Inc. was granted a license of certain patents to manufacture, promote, market, sell and distribute industrial electrical products. The license provides for an exclusive territory, including Asia, Japan, Australia, Zimbabwe, Nambia, South Africa, and all nations who are currently members of the European Economic Community. The purchase price for the license was $10,000,000, with $2,500,000 payable upon signing of the agreement and four (4) equal payments of $1,875,000 due 120, 210, 300 and 390 days from signing.

        Wincanton Corporation,  100% stockholder of Queensland Industries, Inc.,
        has  agreed  to  guarantee   the  payment   obligations   of  Queensland
        Industries, Inc.

        At June 30, 1994, the sale of this license was recorded at a nominal $50,000. At June 30, 1994, the investment was recorded at $22,075. The first two (2) installments were paid in the form of 875,000 shares of Wincanton Corporation, which have been recorded at $0.0249 each, which represents the net asset value per share of Wincanton Corporation at June 30, 1994.

        During 1995, Wincanton Corporation paid Granite Marketing Corp. $50,000 to cancel the licensing agreement. In addition, Granite Marketing Corp. returned the 875,000 shares of Wincanton Corporation.

8.      Intangible Assets:

        Intangible assets at June 30, 1995 and 1994 are comprised of the following:
                                                           1995         1994
                                                           ----         ----

           Goodwill amortized over ten years
             (Note 2)                                   $     -      $  128,767
           Incorporation costs amortized over
             five years                                      3,000        3,000
           Patent pending amortized over five
             years from final patent                          -           8,642
                                                        ----------   ----------
                                                             3,000      140,409
           Amortization                                       (950)     (12,877)
                                                        ----------   ----------
                                                        $    2,050   $  127,532
                                                        ==========   ==========

        During the year ended June 30, 1995, the Company recognized an impairment of the valuation of goodwill in the amount of $115,890.

                           J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.      Notes Payable:

        As of June 30, 1995 and 1994, notes payable consist of the following:

                                                                                    1995                   1994
                                                                                    ----                   ----
        Note  payable to a bank  executed  through  the  Industrial  Development
        Authority of the City of Douglas, Arizona, due in quarterly installments of $12,821,  plus  interest at 65% of prime (7.25% as of June 30, 1994), due May,  2005;  secured by a deed of trust on the real  estate held for sale, an  irrevocable  letter of credit from a bank in the amount of the outstanding  note payable balance and the assignment of a life insurance policy owned by a related party,  on the president of Hutronix,  Inc. At
        June  30,  1994,  the  Company  was  not  in  compliance   with  certain
        restrictive covenants
        contained in this note.                                                  $  546,125             $  576,908

        Note  payable to a vendor,  due in monthly  installments  of $594,  plus interest at 8.5%, due September, 1994; secured by
        equipment.                                                                     -                     1,883

        Note payable to a supplier, due in
        quarterly installments of $8,361 plus
        interest at 6%; unsecured, due
        March 15, 1995.                                                                -                    25,084

        Note  payable to an employee  in monthly  installments  of $2,500,  plus interest at 7%, due July,  1994;  secured by the common stock of QDS, de
        Mexico, S.A.
        de C.V.                                                                        -                     5,000

        Unsecured  promissory note payable to a lender. The principal of $36,155
        (CDN  $50,000)  plus  accrued  interest  at 24% per annum is  payable on demand.  The lender has stated  that it is not her  intention  to demand repayment of
        the note before June 30, 1995.                                                 -                    47,636


                       J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.      Notes Payable: (Continued)


                                                                                    1995                   1994
                                                                                    ----                   ----
        Unsecured note payable to the Province
        of British Columbia, Canada, due in
        monthly payments of $1,808 (CDN $2,500)
        plus interest at 6% per annum. The
        principal balance is due July 1, 1995.                                         -                    91,619

        Revolving  line of  credit  for  $250,000  with a bank.  Credit  line is payable at $5,000 per month until  October,  1994 when all principal and accrued  interest is due in full.  The credit line  accrues  interest at
        prime  plus  two  percent;   collateralized   by  accounts   receivable,
        inventory, property, plant and equipment,
        and 2,025 shares of common stock.                                              -                   172,821

        Equipment loan for the "assets not-in-
        service" described in Note 5. Note was
        due on demand with no stated interest
        rate.                                                                          -                   119,048

        8% note payable to ITT Cannon, monthly
        installments of $1,500, including
        principal and interest, due June, 1997;
        unsecured.                                                                   33,907                   -

        8% note payable to Molloy,  Jones & Donahue,  P.C., monthly installments of $1,381, including principal and interest,
        due February, 1996; unsecured.                                               10,725                   -

        10% note payable to KPMG Peat Marwick,
        L.L.P., due on demand; unsecured.                                            18,275                   -
                                                                                 ----------             ----------
                                                                                    609,032              1,039,999
        Less: current portion                                                      (590,986)              (922,436)
                                                                                 ----------             ----------

                                                                                 $   18,046             $  117,563
                                                                                 ==========             ==========


                   J.A. INDUSTRIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

 9.     Notes Payable: (Continued)

        A schedule of future minimum principal payments due on the notes payable, is as follows:

                            Year Ended
                             June 30,                 Amount

                               1996               $  590,986
                               1997                   18,046
                                                  ----------

                                                  $  609,032
                                                  ==========

10.     Related Party Transactions:

        Loans Payable - Related Parties:

        As of June 30, 1995 and 1994, loans payable - related parties consist of the following:
                                                   1995          1994
                                                   ----          ----

        Loan payable to Alexander Michie,
        balance due on demand with no
        stated interest rate.                   $   15,000    $     -

        Loan payable to 391566 B.C., Ltd.,
        balance due on demand with no stated
        interest rate.                              20,766          -

        Loan payable to Alexander Michie.
        The loan is unsecured and has no
        terms of repayment. The loan has
        a stated interest rate of prime
        plus 2%.                                      -          132,364
                                                ----------    ----------
                                                    35,766       132,364
        Less: current portion                      (35,766)         -
                                                ----------    ----------

                                                $     -       $  132,364
                                                ==========    ==========

                        J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.     Related Party Transactions: (Continued)

        Other Transactions:

        The Company paid $25,200 in 1994 to a related party to maintain a life insurance policy on the life of the president of Hutronix, Inc. Included in accounts payable at June 30, 1994 is $10,346 due to the related party.

        The Company also paid a combined $46,800 to its president (a former stockholder) under a salary and management fee commitment in the year ended June 30, 1994. The commitment requires the Company to pay $6,000 per month and expires December 31, 1995.

        Repayment of the mortgage from the Province of British Columbia has been guaranteed by A. Michie, a stockholder.

11.     Commitments and Contingencies:

        Under the terms of various agreements, the Company has guaranteed payment of $18,275 in accounting fees and the $546,125 mortgage on the Douglas, Arizona plant owned by Hutronix, Inc. The reversal of the Hutronix, Inc. purchase in November, 1995 included an indemnification on the above guarantees. Should the other party fail to perform, additional obligations could be asserted against the Company. The Company has been unable to estimate any liability for potential payments as a guarantor on the debt.

12.     Income Taxes:

        As of June 30, 1995, the components of the deferred income tax asset, are as follows:

           Deferred Tax Asset

             Net operating loss carryforwards          $  498,000

             Less: valuation allowance                   (498,000)
                                                       ----------

           Net deferred tax asset                      $     -
                                                       ==========

                         J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.     Income Taxes: (Continued)

        The valuation allowance for the deferred tax asset as of June 30, 1994 is $368,371. The net change in the total valuation allowance for the year ended June 30, 1995 was an increase of $129,629.

        At June 30, 1995, the Company has net operating loss carryforwards for federal purposes, as follows:

                  Expiring June 30,                     Amount

                         2009                       $  540,000
                         2010                        2,780,000
                                                    ----------

                                                    $3,320,000
                                                    ==========

        For the years ended June 30, 1995 and 1994, the Company reported provisions for income taxes in the amount of $50. The provisions relate to state income taxes.

13.     Significant Customers and Vendors:

        Four (4) customers comprised approximately 91.1% of total sales for the year ended June 30, 1995, and 54% of total accounts receivable at June 30, 1995.

        Three (3) customers comprised approximately 68% of total sales for the year ended June 30, 1994, and 70% of total accounts receivable at June 30, 1994.

        Five (5) vendors provided approximately 44% of total raw materials purchased during the year ended June 30, 1995.

        Four (4) vendors provided approximately 52% of total raw materials purchased during the year ended June 30, 1994.

14.     Common Stock:

        Common stock is comprised of $.0025 par value, 20,000,000 shares authorized, 7,551,603 and 6,493,778 shares issued and outstanding as of June 30, 1995 and 1994, respectively.

15.     Management's Plan to Address Going Concern Considerations:

        The management of the Company is in the process of attempting to secure additional capital sources to acquire additional companies to fit their corporate mission.

                        J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.     Stock Option Plan:

        Under its employee stock option plan, which authorizes the issuance of up to 1,000,000 common shares with a par value of $0.0025 each, the Company has issued and outstanding options to purchase 98,600 shares at $2.00 each, and 520,000 shares at $1.10 each. These options expire on December 31, 1999.

17.     Statement of Cash Flows:

        Non-Cash Investing and Financing Activities:

        During the year ended June 30, 1995, the Company recognized investing and financing activities that affected assets, liabilities and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

                The Company reversed an equipment purchase agreement with C.C. Plastics. The Company recognized a loss of $59,823 on the transaction due to payments on the debt obligation, which were subsequently voided for return of the equipment.

                The Company issued 1,032,292 shares, with an average price of $.62 per share, for payment of consulting services. Additionally, the Company issued 12,600 shares, valued at $1 per share, to employees for performance bonuses.

                The Company issued 50,000 shares at $1.04 per share, for payment of a debt obligation.

During the year ended June 30, 1994, the Company recognized investing and financing activities that affected assets, liabilities and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

                The Company issued 600,000 shares to C.C. Plastic to purchase equipment.

                The Company issued 717,699 shares to acquire all of the outstanding common stock of Hutronix, Inc.

                The Company issued 25,000 shares as payment for legal fees.

                The Company issued 50,000 shares for payment of a debt obligation.

                     J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17.     Statement of Cash Flows: (Continued)

        Non-Cash Investing and Financing Activities: (Continued)

                Cash paid for interest for the year ended June 30, 1994 was $155. For the year ended June 30, 1995, the Company did not pay any income taxes.

18.     Restatement of the Consolidated Financial Statements:

        The previously issued financial statements gave retroactive effect to the disposal of Hutronix, Inc., which was formally disposed of under contract in November, 1995. These financial statements do not provide retroactive treatment for the disposal of the subsidiary.

        In addition, management had proposed a prior period adjustment for approximately $65,000 of expenses paid by a third party on the Company's behalf, which were expenses for the year ended June 30, 1994. Management was unable to obtain the prior accountant's concurrence with the adjustment, and determined that, due to immateriality, they would forego the prior period adjustment.

        As a consequence of restoring the balance sheet of Hutronix, Inc. as of June 30, 1995, the Company recorded an impairment allowance for one hundred percent of the remaining goodwill of approximately $128,000. In addition, the original financial statements reported a misallocation on the net loss on disposal of J.A. Industries (Canada), Inc. and Hutronix, Inc. Both companies were disposed of at losses of approximately $200,000 and $70,000, respectively.

        A summary of the changes and their effects, is as follows:

             Net loss, as originally reported                      $(1,590,820)

             Deferral of loss on disposition of Hutronix, Inc.          69,946

             Impairment of goodwill of Hutronix, Inc.                 (128,000)

             Reversal of prior period adjustment                       (65,652)
                                                                   -----------

             Restated net loss                                     $(1,714,526)
                                                                   ===========

                        J.A. INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.     Unaudited Pro Forma Condensed Consolidated Financial Statements

        The following unaudited pro forma condensed consolidated financial statements give effect to the reverse acquisition by J.A. Industries, Inc. of Kenmar Business Group, Inc., pursuant to the Agreement and Plan of Merger between the parties, and is based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

        The pro forma financial information is based on the purchase method of accounting for the merger of Kenmar Business Group, Inc.. The pro forma entries are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The pro forma unaudited condensed consolidated balance sheet assumes the merger took place on the date of the balance sheet. The pro forma unaudited condensed consolidated statements of operations assume the acquisition took place on the first day of the period presented.

        Unaudited pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

        Merger:

        On March 1, 1996, J.A. Industries, Inc. entered into an Agreement and Plan of Merger with Kenmar Business Group, Inc. Under the Agreement, J.A. Industries, Inc. will issue a private placement of stock, the proceeds of which will be used to pay outstanding liabilities of J.A. Industries, Inc., provide at least $200,000 of cash, and a book value of $200,000. J.A. Industries, Inc. will then perform a 1 for 4 reverse stock split, and issue common stock of an amount equal to the post-split number of shares outstanding to provide Kenmar Business Group, Inc. a fifty percent ownership interest.

                     J.A. INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                February 29, 1996

The following represents the unaudited pro forma condensed  consolidated balance
sheet  for  February  29,  1996,   assuming  the  following   transactions  were
consummated on February 29, 1996:

         (1) Issuance of stock through private placements to meet capital conditions of the Agreement, and to terminate consulting agreements
         (2) Reverse merger of Kenmar Business Group, Inc. for issuance of approximately 2,400,000 shares of common stock of J.A. Industries, Inc.

                                                          J.A.
                                                       Industries,            Kenmar
                                                        Inc. and             Business
                                                       Subsidiaries         Group, Inc.            Pro forma           Pro forma
                                                       December 31,         February 29,             Merger           Consolidated
ASSETS                                                    1995                 1996               Adjustments           Amounts
                                                          ----                 ----               -----------           -------

Current Assets:
   Cash and cash equivalents                           $     -              $  744,533 (1)       $  560,000           $1,304,533
   Other current assets                                      -                 974,959                                   974,959
                                                       ----------           ----------                                ----------
      Total Current Assets                                   -               1,719,492                                 2,279,492
                                                       ----------           ----------                                ----------

Property and Equipment, Net                                  -                 496,337                                   496,337
Other Assets                                                 -                 160,748                                   160,748
                                                       ----------           ----------                                ----------

                                                       $     -              $2,376,577                                $2,936,577
                                                       ==========           ==========                                ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                   $       68           $   39,520                                    39,588
   Accounts payable                                       138,167              621,852 (1)          (50,000)             710,019
   Share subscription deposits                            123,383                 -    (1)         (123,383)                -
   Accrued expenses                                          -                  94,833                                    94,833
                                                       ----------           ----------                                ----------

      Total Current Liabilities                           261,618              756,205                                   844,440
                                                       ----------           ----------                                ----------

   Long-term debt                                          21,064              598,986                                   620,050
   Preferred stock                                           -                 759,129                                   759,129
                                                       ----------           ----------                                ----------
                                                           21,064            1,358,115                                 1,379,179
                                                       ----------           ----------                                ----------
STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock                                            19,792               64,714 (1)            7,666               11,797
                                                                                       (2)          (80,375)
   Additional paid-in capital                           5,129,253              213,941 (1)          807,466              717,559
                                                                                       (2)       (5,433,101)
   Accumulated deficit                                 (5,427,223)             (16,398)(1)          (81,749)             (16,398)
                                                                                       (2)       (5,508,972)
   Cumulative translation adjustment                       (4,504)                     (2)            4,504                 -
                                                       ----------           ----------                                ----------

                                                         (282,682)             262,257                                   712,958
                                                       ----------           ----------                                ----------
      Total Liabilities and Stockholders'
        Equity                                         $     -              $2,376,577                                $2,936,577
                                                       ==========           ==========                                ==========


J.A. Industries, Inc.'s balance sheet was prepared using the Company's December 31, 1995 balance sheet. Kenmar Business Group, Inc.'s balance sheet was prepared using their February 29, 1996 balance sheet. J.A. Industries, Inc. did not enter into any significant transactions subsequent to December 31, 1996 that would materially distort the financial position of the pro forma combined company as of February 29, 1996.

                     J.A. INDUSTRIES, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED OPERATING STATEMENT
                       For The Year Ended August 31, 1995

The  following  represents  the  unaudited  pro  forma  condensed   consolidated
operating statement for the year ended August 31, 1995, assuming the following transactions were consummated on August 31, 1994:

(1)  Record disposal of Hutronix, Inc. and J.A. (Canada), Inc.
(2) Issuance of stock through private placements to meet conditions of the Agreement.




                                                                     J.A.
                                  J.A.                           Industries,          Kenmar
                              Industries,          Record            Inc.            Business
                                  Inc.           Disposal of     as Adjusted,       Group, Inc.
                                for the          Hutronix, Inc.     for the           for the
                               Year Ended         and J.A.        Year Ended        Year Ended         Pro Forma        Pro Forma
                                June 30,         (Canada)           June 30,        August 31,           Merger       Consolidated
                                  1995 (a)         Inc. (1)           1995             1995 (a)       Adjustments       Amounts
                                  ----             ----               ----             ----           -----------       -------

Revenue                       $ 4,330,211       $(4,330,211)     $     -           $15,565,662                        $15,565,662

Cost of Sales                   3,618,347        (3,618,347)           -            13,883,090                         13,883,090
                              -----------                        ----------        -----------                        -----------

      Gross Profit                711,864                              -             1,682,572                          1,682,572

General, Selling and
  Administrative                2,095,978        (1,328,210)        767,768          1,233,587 (2)   $   81,749         2,083,104
                              -----------                        -----------       -----------                        -----------
      Operating Income
        (Loss)                 (1,384,114)                         (767,768)           448,985                           (400,532)

Other Income (Expense)           (330,412)          270,928         (59,484)          (267,487)                          (326,971)
                              -----------                        -----------       -----------                        -----------
Income (Loss) before
  Income Taxes                 (1,714,526)                         (827,252)           181,498                           (727,503)

Income Taxes                         -                                 -                  -                                  -
                              -----------                        -----------       -----------                        -----------
Net Income (Loss)              (1,714,526)                         (827,252)           181,498                           (727,503)

Accretion of
  Preferred Stock                    -                                 -               (54,006)                           (54,006)

Undeclared Dividends
  on Preferred Stock                 -                                 -               (49,630)                           (49,630)
                              -----------                        -----------       -----------                        -----------
Net Income (Loss)
  Applicable to Common
  Shareholders                $(1,714,526)                       $  (827,252)      $    77,862                        $  (831,139)
                              ===========                        ===========       ===========                        ===========
Net Income (Loss)
  per Share                   $      (.25)                       $      (.12)      $      1.26                        $      (.19)
                              ===========                        ===========       ===========                        ===========
Weighted Average
  Shares Outstanding            6,724,440                          6,724,440            61,999                          4,415,473
                              ===========                        ===========       ===========                        ===========







(a) J.A. Industries, Inc.'s income statement was prepared using the Company's June 30, 1995 year end. Kenmar Business Group, Inc.'s income statement was prepared using their August 31, 1995 year end. J.A. Industries, Inc. did not enter into any significant transactions subsequent to their June 30, 1995 fiscal year end that would materially distort the operating results of the pro forma combined company for the year ended August 31, 1995.

                     J.A. INDUSTRIES, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED OPERATING STATEMENT
                For The Six Month Period Ending February 29, 1996

The  following  represents  the  unaudited  pro  forma  condensed   consolidated
operating statement for February 29, 1996, assuming the following transactions were consummated on August 31, 1995:

(1)  Record disposal of Hutronix, Inc. as of November 23, 1995.
(2) Issuance of stock through private placements to meet conditions of the Agreement and to terminate consulting agreements.


                              J.A. Industries                                        Kenmar
                                 Inc. and                                           Business
                               Subsidiaries                                        Group, Inc.
                                 For The                                             For The
                                Six Month          Record            J.A.           Six Month
                               Period Ended       Disposal        Industries,      Period Ended       Pro Forma        Pro Forma
                               December 31,      of Hutronix,        Inc.,         February 29,         Merger        Consolidated
                                 1995 (a)           Inc. (1)     As Adjusted          1996 (a)       Adjustments        Amounts
                                 ----              -----         -----------          ----           -----------        -------

Revenue                       $  709,747        $ (709,747)      $     -           $1,354,383                         $ 1,354,383

Cost of Sales                    606,707          (606,707)            -            1,373,793                           1,373,793
                              ----------                         ----------        ----------                         -----------

      Gross Profit (Loss)        103,040                               -              (19,410)                            (19,410)

General, Selling and
  Administrative                 550,879          (157,231)         393,648           397,350 (2)    $   81,749           872,747
                              ----------                         ----------        ----------                         -----------

      Operating Loss            (447,839)                          (393,648)         (416,760)                           (892,157)

Other Expense                    (74,591)              (86)         (74,677)          (17,071)                            (91,748)
                              ----------                         ----------        ----------                          ----------

Loss before Income Taxes        (522,430)                          (468,325)         (433,831)                           (983,905)

Income Taxes                        -                                  -                 -                                   -
                              ----------                         ----------        ----------                         -----------
Net Income from
  Continuing Operations         (522,430)                          (468,325)         (433,831)                           (983,905)

Accretion of Preferred
  Stock                             -                                  -              (29,285)                            (29,285)

Undeclared Dividends on
  Preferred Stock                   -                                  -              (12,408)                            (12,408)
                              ----------                         ----------        ----------                         -----------
Net Loss from Continuing
  Operations Applicable
  to Common Shareholders      $ (522,430)                        $ (468,325)       $ (475,524)                        $(1,025,598)
                              ==========                         ==========        ==========                         ===========

Net Loss per Share from
  Continuing Operations       $    (0.07)                        $     (.06)       $    (7.35)                        $      (.21)
                              ==========                         ==========        ==========                         ===========
Weighted Average Shares
  Outstanding                  7,696,310                          7,696,310            64,714                           4,925,009
                              ==========                         ==========        ==========                         ===========





(a) J.A. Industries, Inc.'s operating statement was prepared using the Company's December 31, 1995 six month operating statement. Kenmar Business Group, Inc.'s operating statement was prepared using their February 29, 1996 six month operating statement. J.A. Industries, Inc. did not enter into any significant transactions subsequent to December 31, 1995 that would materially distort the operating results of the pro forma combined company for the six month period ended February 29, 1996.


J.A. Industries, Inc.

Consolidated Balance Sheets
(unaudited)
- --------------------------------------------------------------------------------------------------------------


                                                                                    December 31
                                                                             1995                   1994
                                                                       ----------------       ----------------

Assets

Current
    Cash                                                               $        ---           $         5,538
    Accounts receivable
      Trade                                                                     ---                   569,292
      Other                                                                     ---                    59,437
    Inventory (note 3)                                                          ---                   453,274
    Prepaid expenses and deposits                                               ---                    21,892
                                                                       ----------------       ----------------

                                                                                ---                 1,109,433

Real estate held for resale                                                     ---                   875,000

Property and equipment (note 4)                                                 ---                   514,836

Investments                                                                     ---                    22,075

Intangible assets (note 5)                                                      ---                   120,978
                                                                       ----------------       ----------------

                                                                       $        ---           $     2,642,322
                                                                       ----------------       ----------------





J.A. Industries, Inc.

Consolidated Balance Sheets
(unaudited)
- --------------------------------------------------------------------------------------------------------------


                                                                                    December 31
                                                                              1995                   1994
                                                                       ----------------       ----------------

Liabilities

Current
    Bank indebtedness                                                  $            68        $       105,000
    Accounts payable                                                           269,417                928,358
    Due to shareholders                                                         ---                    51,426
    Share subscription deposits                                                123,383                 ---
    Equipment loans                                                             ---                   119,048
    Current portion of long-term debt (note 7)                                  ---                   155,270
                                                                       ----------------       ----------------

                                                                               392,869              1,359,102

Loans from shareholders (note 6)                                                21,064                136,691

Long-term debt (note 7)                                                        -                      551,264
                                                                       ----------------       ----------------

                                                                               413,933              2,047,057
                                                                       ----------------       ----------------

Share Capital and Deficit

Capital stock:
    Authorized:
      20,000,000 common shares with a par value of $0.0025 per share
    Issued:
    7,906,603 shares (1994 - 6,817,034)                                         19,792                 17,043

Additional paid-in capital                                                   5,129,253              3,948,343

Accumulated deficit                                                         (5,427,223)            (3,381,265)

Cumulative translation adjustment                                               (4,504)                11,144

Treasury stock, at cost                                                       (131,250)                ---
                                                                       ----------------       ----------------

                                                                              (413,933)               595,265
                                                                       ----------------       ----------------

                                                                       $        ---           $     2,642,322
                                                                       ----------------       ----------------



J.A. Industries, Inc.

Consolidated Statements of Operations
(unaudited)
- --------------------------------------------------------------------------------------------------------------


                                                                              For the six months ended
                                                                                    December 31
                                                                            1995                   1994
                                                                       ----------------       ----------------



Sales                                                                  $       709,747        $     2,417,585

Cost  of sales                                                                 606,707              1,977,458
                                                                       ----------------       ----------------

Gross profit                                                                   103,040                440,127

Selling and marketing expenses                                                     244                 97,254

General and administrative expenses                                            505,635                479,497
                                                                       ----------------       ----------------

Loss from operations                                                          (447,839)              (136,624)

Other income (expense)                                                          (1,395)               (54,374)

Loss on disposal of subsidiary                                                 (73,196)                   ---
                                                                       ----------------       ----------------



Consolidated net loss                                                  $      (522,430)       $      (190,998)
                                                                       ----------------       ----------------

Loss per share                                                         $          0.07        $          0.03
                                                                       ----------------       ----------------

                                        F-27


J.A. Industries, Inc.

Consolidated Statements of Operations
(unaudited)
- --------------------------------------------------------------------------------------------------------------


                                                                             For the three months ended
                                                                                    December 31
                                                                             1995                   1994
                                                                       ----------------       ----------------



Sales                                                                  $       177,437        $     1,237,956

Cost  of sales                                                                 151,677                963,690
                                                                       ----------------       ----------------

Gross profit                                                                    25,760                274,266

Selling and marketing expenses                                                      61                 71,820

General and administrative expenses                                             85,252                239,877
                                                                       ----------------       ----------------

Income/(loss) from operations                                                  (59,553)               (37,431)

Other income (expense)                                                          (1,459)               (48,676)

Loss on disposal of subsidiary                                                 (73,196)                  ---
                                                                       ----------------       ----------------

Consolidated net loss                                                  $      (134,208)       $       (86,107)
                                                                       ----------------       ----------------

Loss per share                                                         $          0.02        $          0.01
                                                                       ----------------       ----------------


                                        F-28



J.A. Industries, Inc.

Consolidated Statement of Changes in Financial Position
(unaudited)
- --------------------------------------------------------------------------------------------------------------


                                                                              For the six months ended
                                                                                    December 31
                                                                             1995                   1994
                                                                       ----------------       ----------------

Cash provided by (used in)
Operating activities
    Net loss for the period                                            $      (522,430)       $      (190,998)
    Items not affecting cash:
      Amortization                                                              ---                    80,543
      Issuance of stock for services                                           160,251                 ---
      Loss on sale of subsidiary                                                73,196                 ---

    Changes in non-cash working capital                                        138,243                 85,991
                                                                       ----------------       ----------------

                                                                              (150,740)               (24,464)
                                                                       ----------------       ----------------

Financing activities
    Issue of common shares                                                     120,000                100,000
    Loan from shareholders                                                     (14,702)                 4,327
    Long-term debt                                                              ---                   (41,596)
                                                                       ----------------       ----------------

                                                                               105,298                 62,731
                                                                       ----------------       ----------------


Investing activities
    Purchase of property and equipment                                          ---                    (4,578)
    Proceeds on sale of subsidiary                                                 100                 ---
                                                                       ----------------       ----------------

                                                                                   100                 (4,578)
                                                                       ----------------       ----------------

Increase (decrease) in cash position                                           (45,342)                33,689

Effect of currency translation on cash flow                                     ---                    32,991

Cash position beginning of period                                               45,274               (166,142)
                                                                       ----------------       ----------------

Cash position end of period                                            $           (68)       $       (99,462)
                                                                       ----------------       ----------------

Represented by:
    Cash                                                               $        ---           $         5,538
    Bank indebtedness                                                              (68)              (105,000)
                                                                       ----------------       ----------------

                                                                       $           (68)       $       (99,462)
                                                                       ----------------       ----------------




J.A. Industries, Inc.

Consolidated Statements of Changes in Shareholders' Equity
(unaudited)
- --------------------------------------------------------------------------------------------------------------------------------

For the six months ended December 31, 1995
and the year ended June 30, 1995

                                           Capital Stock             Additional                 Foreign       Stock
                                                                      Paid In     Operating    Currency    Subscription    Treasury
                                       Shares          Amount         Capital      Deficit    Translation   Receivable      Stock
                                    ------------------------------------------------------------------------------------------------

Balance June 30, 1994                     6,493,778 $   16,234 $      3,849,152 $ (3,190,267)$     (7,561)$    ---    $      ---

Issued for cash                             631,383      1,578          494,672       ---          ---         ---           ---

Issued for consulting fees                1,032,292      2,581          637,517       ---          ---       (144,000)       ---

Issued to repay debt                         50,000        125           51,982       ---          ---         ---           ---

Issued as compensation                       12,600         32           12,569       ---          ---         ---           ---

Reverse equipment purchase                 (600,000)    (1,500)         (52,148)      ---          ---         ---           ---

Shares cancelled                            (68,450)      (171)             171       ---          ---         ---           ---

Aggregate adjustment resulting
from translation of financial
statements into U.S. dollars                  ---        ---              ---          ---           3,057      ---           ---

Net loss for the year ended
June 30, 1995                                 ---        ---              ---      (1,714,526)      ---         ---           ---
                                      ----------------------------------------------------------------------------------------------

Balance June 30, 1995                     7,551,603     18,879        4,993,915   (4,904,793)      (4,504)   (144,000)       ---

Issued for cash                             300,000        750          119,250       ---          ---         ---           ---

Issued for consulting fees                   55,000        163           16,088       ---          ---         ---           ---

Services rendered as consideration
for shares                                   ---        ---              ---          ---          ---        144,000        ---

Reverse Hutronix, Inc. acquisition           ---        ---              ---          ---          ---         ---         (131,250)

Net loss for the six months ended
December 31, 1995                            ---        ---              ---        (522,430)      ---         ---           ---
                                      ----------------------------------------------------------------------------------------------

Balance December 31, 1995                 7,906,603 $   19,792 $      5,129,253 $ (5,427,223)$     (4,504)$    ---    $    (131,250)
                                      ----------------------------------------------------------------------------------------------


J.A. Industries, Inc.

Notes to Consolidated Financial Statements
(unaudited)
December 31, 1995 and 1994
- --------------------------------------------------------------------------------


1.    Significant Accounting Policies

      Principles of Consolidation

      The consolidated financial statements include the accounts of:

          J.A. Industries, Inc., a Delaware corporation and the following wholly owned subsidiaries:

            J.A. Industries (Canada), Inc., a Canadian corporation.
            Granite Marketing Corp., a Cayman Island corporation.
            Hutronix, Inc. an Arizona corporation.
            QDS, de Mexico, S.A. de C.V. a Mexican corporation.
            and the 96% owned subsidiary, Hutronix de Mexico, S.A. de C.V. which has been inactive since August 17, 1982.

          All significant inter-company balances and transactions have been eliminated on consolidation.

          J.A. Industries  (Canada),  Inc. was disposed of during the year ended
          June 30, 1995. Hutronix, Inc. and QDS de Mexico were disposed of during the year ended June 30, 1996 subject to shareholder approval.

      Translation of Foreign Currencies

      Account balances and transactions denominated in foreign currencies have been translated into U.S. funds as follows:

          Assets and liabilities at the rates of exchange prevailing at the balance sheet date; Revenue and expenses at average exchange rates for the period in which the transaction occurred; Exchange gains and losses arising from foreign currency transactions are included in the determination of net earnings for the period.

2.    Sale of Subsidiary

      On November 23, 1995, the Company sold all of the common shares of Hutronix, Inc. and on and on August 15, 1995 the Company sold all of the common share of Granite Marketing Corporation for $100. The two transaction resulted in a loss of $74,591, which has been included in other expense for the period ended December 31, 1995. Granite Marketing Corp. was inactive during the period.

J.A. Industries, Inc.

Notes to Consolidated Financial Statements
(unaudited)
December 31, 1995 and 1994
- --------------------------------------------------------------------------------


3.    Inventory

      Inventory consists of:                          1995               1994

      Raw materials                         $         ---      $        531,321
      Less: Reserve for obsolescence                  ---               190,000
                                            -----------------  -----------------

                                                      ---               341,321
      Work-in-process                                 ---               104,604
      Finished goods                                  ---                 7,349
                                            -----------------  -----------------

                                            $         ---      $        453,274
                                            -----------------  -----------------

4.    Property and equipment

                                                           Accumulated                Net Book Value
                                            Cost           amortization             1995               1994
                                      -----------------  -----------------  -----------------  -----------------

      Land                            $         ---      $         ---      $         ---      $         ---
      Building                                  ---                ---                ---                ---
      Forklift                                  ---                ---                ---                 7,410
      Vehicles                                  ---                ---                ---                    81
      Office equipment                          ---                ---                ---                46,264
      Computer equipment                        ---                ---                ---                27,957
      Manufacturing equipment                   ---                ---                ---               199,669
      Leasehold improvements                    ---                ---                ---                   935
      Assets not-in-service                     ---                ---                ---               232,520
                                      -----------------  -----------------  -----------------  -----------------

                                      $         ---      $         ---      $         ---      $        514,836
                                      -----------------  -----------------  -----------------  -----------------



J.A. Industries, Inc.

Notes to Consolidated Financial Statements
(unaudited)
December 31, 1995 and 1994
- --------------------------------------------------------------------------------


5.    Intangible assets

      Intangible assets comprise the following:      1995               1994

      Goodwill                                  $     ---      $        128,767
      Incorporation costs                             ---                 3,000
      Patent costs                                    ---                 8,895
                                                -------------  -----------------
                                                      ---               140,662
      Amortization                                    ---                16,096
                                                -------------  -----------------

                                                $     ---      $        124,566
                                                -------------  -----------------


6.    Loans from shareholders

      Loans from shareholders comprise the following:                               1995               1994


      Loan payable to Alexander Michie, balance due on demand with
      no stated interest rate.                                              $         20,000   $         ---

      Loan payable to 391566 B.C. Ltd., balance due on demand with no
      stated interest rate.                                                            1,064             ---

      Loan payable to Alexander Michie.  The loan is unsecured and has no terms of repayment.  The loan has a stated interest rate
      of prime plus 2%.                                                               ---               138,146
                                                                            -----------------  -----------------

                                                                            $         21,064   $        138,146
                                                                            -----------------  -----------------

J.A. Industries, Inc.

Notes to Consolidated Financial Statements
(unaudited)
December 31, 1995 and 1994
- --------------------------------------------------------------------------------


7.    Long-term debt

                                                                                         1995               1994


      Note  payable  to a  bank  executed  through  the  Industrial  Development
      Authority of the City of Douglas,  Arizona due in quarterly instalments of
      $12,821,  plus interest at 65% of prime (9.0% as of March 31,  1995),  due
      May 2005;  secured by a deed of trust on the real estate held for sale, an irrevocable  letter of credit from a bank in the amount of the outstanding note payable  balance and the assignment of a life insurance  policy owned by a related  party on the  president of Hutronix,  Inc. At March 31, 1995 the company was not in compliance with certain restrictive
      covenants contained in this note.                                              $    -         $   564,087

      Note payable to a supplier due in quarterly instalments of
      $8,361 plus interest at 6% unsecured, due March 15, 1995                        ---                 8,086

      Promissory  note  payable  to a lender.  The  principal  of  $36,155  (CDN
      $50,000) plus accrued interest at 24% per annum is payable on demand.  The lender has stated that it is not her intention to
      demand repayment of the note before March 31, 1996.                             ---                51,283

      Mortgage payable, on manufacturing  equipment,  to the Province of British
      Columbia,  Canada due in monthly  payments  of $1,787  (CDN  $2,500)  plus interest at 6% per annum. The principal balance
      is due July 1, 1995.                                                            ---                83,078
                                                                            -----------------  -----------------

                                                                                           0            706,534

      Less: Current portion                                                           ---               155,270
                                                                            -----------------  -----------------

                                                                            $              0   $        551,264
                                                                            -----------------  -----------------

    8 Income tax

      The Company has losses for income tax purposes which may be carried forward and applied to reduce future income taxes. The deferred tax benefit related to these losses has not been recorded in the accounts as there is not virtual certainty of realization.

      All of the income attributable to Granite Marketing Corp. (a Cayman Island corporation) is reported as non-taxable.

J.A. Industries, Inc.

Notes to Consolidated Financial Statements
(unaudited)
December 31, 1995 and 1994
- --------------------------------------------------------------------------------


    9 Commitments and Contingencies

      Under the terms of various agreements, the Company has guaranteed payment of $18,275 in accounting fees and the $546,125 mortgage on the Douglas, Arizona plant owned by Hutronix, Inc. The reversal of the Hutronix, Inc. purchase included an idemnification on the above guarantees. Should the other party fail to perform, the obligations could be asserted against the Company.


   10 Subsequent event

      On January 26, 1996 the shareholders ratified the sale of Hutronix, Inc. and QDS, de Mexico, S.A. de C.V.

   11 Correction of Errors in Previously Issued Financial Statements

      The financial statements for the period ended December 31, 1995 have been issued twice previously.

      The first amended financial statements recorded the loss on disposition of Hutronix, Inc. and related subsidiaries during the second quarter. This had been omitted because it was the Company's intention to dispose of the subsidiary at the beginning of the fiscal period.

      As a result of this change the Company's net loss for the six months ended December 31, 1995 and the three months ended December 31, 1995 increased by $73,196. The net loss per share was unchanged from the amounts previously reported.


      The second amended financial statement's recorded the results of operation for Hutronix, Inc. and related subsidiaries for the period until disposition. Futhermore, the effect of audit adjustments from fiscal 1995 were recorded.

      As a result of these changes the Company's net loss for the six months ended December 31, 1995 decreased by $297,726 and the net loss for the three months ended December 31, 1995 decreased by $22,304. The Company's net loss per share for the six months ended December 31, 1995 decreased by $0.02 and the net loss per share for the three months ended December 31, 1995 increased by $0.01.

KPMG Peat Marwick LLP

    150 Fayetteville Street Mall
    Suite 1200
    Post Office Box 29543
    Raleigh, NC 27626-0543

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Kenmar Business Groups, Inc.:

We have audited the accompanying consolidated balance sheets of Kenmar Business Groups, Inc. as of August 31, 1995 and 1994, and the related consolidated statements of income (loss), stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995 and 1994 financial statements referred to above present fairly, in all material respects, the financial position of Kenmar Business Groups, Inc. as of August 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


As discussed in note 3, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" on September 1, 1994.


                                              /s/ KPMG Peat Marwick LLP
October 20, 1995

                          KENMAR BUSINESS GROUPS, INC.

                          Consolidated Balance Sheets

                            August 31, 1995 and 1994


Assets                                                        1995             1994
Current assets
     Cash and cash equivalents                              $1,632,620         74,478
     Accounts receivable-trade, net of allowance
      for doubtful accounts of $5,500 and $80,000
      in 1995 and 1994, respectively (note 7)                  273,062      2,139,121
     Accounts receivable-other (note 15)                        19,132         10,007
     Inventories (notes 4 and 7)                               331,540      1,377,292
     Recoverable income taxes                                     -           103,208
     Prepaid expenses and other current assets                  87,146         11,481
          Total current assets                               2,343,510      3,715,587

Property and equipment, net (notes 5, 8 and 9)                 590,307      1,023,614

Other assets:
     Deposits and other assets                                  38,398        163,220
     Cost in excess of net assets of acquired business,
      net of accumulated amortization of $220,537 and
      45,537 in 1995 and 1994, eruptively (note 6)              97,500        272,500
          Total other assets                                   135,898        435,720

Liabilities and Stockholders' Deficit                       $3,069,715      5,174,921
                                                            ==========      =========

Current liabilities:
     Line of credit (note 7)                                       -        1,396,953
     Current maturities of long-term debt (note 8)              22,359        293,242
     Current obligations under capital leases (note 9)          35,203         40,313
     Accounts payable, trade                                 2,206,535      2,954,433
     Other accrued liabilities                                 425,956        154,708
          Total current liabilities                          2,690,053      4,839,649

Long-term debt, less current maturities (notes 8 and 15)       560,021        657,034
Long--term obligations under capital leases (note 9)            76,172        122,784

Class A cumulative preferred stock, $50 par value;
 with a preference in liquidation over the holders
 of common stock of $50 plus accrued dividends;
 authorized 30,000 shares, 9,926 shares in 1995
 and 1994 issued and outstanding (note 11)                     729,844        166,208

Stockholders' deficit (notes 12 and 15):
     Preferred stock, undersignated; authorized
      70,000 shares; no shares issued                             -               -
     Common Stock, $1 par value; authorized 100,000
      shares, 64,714 and 58,197 shares issued and
      outstanding in 1995 and 1994, respectively                 64,714        58,197
     Additional paid-in capital                                  99,667       203,303
     Retained deficit                                        (1,150,756)   (1,332,254)
Commitments (notes 9 and 10)                                   (986,375)   (1,070,754)
                                                             $3,069,715     5,174,921
                                                             ==========    ==========


See Notes to consolidated financial statements.

                          KENMAR BUSINESS GROUPS, INC

                    Consolidated Statements of Income (Loss)

                      Years ended August 31, 1995 and 1994


                                                                  1995              1994
Sales                                                         $15,565,662       22,927,597
Cost of goods sold                                             13,883,090       22,685,168
          Gross profit                                          1,682,572          242,429
General, selling and administrative expenses                    1,233,587        1,466,289

          Operating income (loss)                                 448,985       (1,223,860)

Other income (expenses):
     Interest income                                                6,321            7,669
     Miscellaneous income                                           -               10,868
     Interest expenses                                           (273,808)        (252,332)
          Other expenses, net                                    (267,487)        (233,795)

          Income (loss) become income taxes                       181,498       (1,457,655)
Income tax benefit (note 13)                                        -               98,768

          Net income                                              181,498       (1,358,887)

Accretion of preferred stock                                      (54,006)         (24,188)

Undeclared dividends on preferred stock                           (49,630)         (48,645)

          Net income (loss) applicable to common shareholders  $   77,862       (1,431,720)

Weighted average number of shares                                  61,999           56,988

Net income (loss) per common share and common share
 equivalent (note 16)                                          $     1.26           (25.12)



See accompanying notes to consolidated financial statements.

                          KENMAR BUSINESS GROUPS, INC.

                Consolidated Statements of Stockholders' Deficit

                      Years ended August 31, 1995 and 1994




                                                                      Additional                          Total
                                                  Common Stock         paid-in          Retained       stockholders'
                                             Shares         Amount     capital          earnings         deficit
Balance at August 31, 1993                   56,586       $56,586     186,704            59,543          302,833
Dividends paid                                 -             -           -              (32,910)         (32,910)
Issuance of common stock for cash, net
 of $16,862 issuance costs                    1,611         1,611      56,522               -             58,133
Accretion of preferred stock                   -             -        (24,188)              -            (24,188)
Undeclared dividends on preferred stock        -             -        (15,735)              -            (15,735)
Net loss                                       -             -           -           (1,358,887)      (1,358,887)
Balance at August 31, 1994                   58,197        58,197     203,303        (1,332,254)      (1,070,754)
Issuance of common stock of cash              6,517         6,517        -                  -              6,517
Accretion of preferred stock                   -             -        (54,006)              -            (54,006)
Undeclared dividends on preferred stock        -             -        (49,630)              -            (49,630)
Net income                                     -             -           -              181,498          181,498
Balance at August 31, 1995                   64,714       $64,714      99,667        (1,150,756)        (986,375)



See notes to consolidated financial statements.

                          KENMAR BUSINESS GROUPS, INC.

                     Consolidated Statements of Cash Flows

                      Years ended August 31 and 1995, 1994


                                                                          1995              1994
Cash flow from operating activities:
     Net income (loss)                                                $   181,498       (1,358,887)
     Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
          Depreciation and amortization                                   422,787          236,925
          Loss on disposal of property and equipment                       30,657            5,932
          Writedown of property and equipment                             179,076             -
          Provision (credit) for deferred income taxes                       -               2,200
          Changes in operating assets and liabilities:
               Decrease (increase) in accounts receivable               1,866,059         (357,332)
               Decrease (increase) in inventories                       1,045,752        1,002,133
               Decrease (increase) in recoverable income taxes            103,208         (102,208)
               Decrease (increase) in prepaid expenses
                and other current assets                                  (75,665)          14,888
               Increase in accounts receivable, other                      (9,125)          (6,255)
               Decrease (increase) in deposits and other assets           124,822          (19,223)
               Increase (decrease) in accounts payable, trade            (747,898)         376,532
               Increase (decrease) in income taxes payable                   -             (63,626)
               Increase in other accrued liabilities                      271,248           85,759
                    Net cash provided by (used in) operating
                     activities                                         3,392,419         (184,162)

Cash flow from investing activities:
     Capital expenditures                                                 (24,213)        (333,451)
                    Net cash used in investing activities                 (24,213)        (333,451)

Cash flow from financing activities:
     Proceeds from issuance of preferred stock                               -              57,500
     Proceeds from issuance of common stock                                 6,517           58,133
     Net borrowings (repayment) on line of credit                      (1,396,953)         251,518
     Proceeds from issuance of note payable                               350,122             -
     Principle payments on note payable                                  (350,122)            -
     Proceeds from issuance of long-term debt                                -             250,000
     Principal payments on long-term debt                                (367,896)        (118,937)
     Principal payments on capital lease obligations                      (51,722)         (21,322)
     Dividends paid                                                          -             (32,910)
                    Net cash provided by (used in) financing
                     activities                                        (1,810,054)         443,983
                    Net increase (decrease) in cash and
                     cash equivalents                                   1,558,152          (73,631)
Cash and cash equivalents:
     Beginning of year                                                     74,478          148,109
     End of year                                                      $ 1,632,630           74,478
                                                                                        (Continued)

                          KENMAR BUSINESS GROUPS, INC.

                      Years ended August 31, 1995 and 1994



                                                                          1995              1994
Supplement disclosure of cash information:
     Cash paid during year for:
          Interest                                                      $ 352,765          237,069
          Income taxes                                                  $    -              73,255

Supplemental schedule of non-cash investing and financing
 activities:
     During 1994 the Company entered into capital lease obligations totalling $114,911. The Company did not enter into any capital leases in 1995.

     During 1994, the Company entered into a financing agreement to purchase a new software system. Total financed amount was $49,320.




See accompanying notes to consolidated financial statements.

                          KENMAR BUSINESS GROUPS, INC.

                   Notes to Consolidated Financial Statements

                            August 31, 1995 and 1994


(1)     Description of Business

        Kenmar Business Groups, Inc.'s (the "Company") principal business activity is the manufacture of electronic products and assemblies for original equipment manufactures (OEM) located in the southeastern United States. The Company provides products and services to OEM's in the telecommunications, industrial controls, instrumentation, medical devices, and computer industries.

(2)     Concentration of Credit Risk and Major Customer

        The Company manufactured more than fifty different products and repaired and refurbished over one hundred different products for its largest customer, which is comprised of five different operating locations and two subsidiaries. Accounts receivable from this customer accounted for approximately 19% and 75% of total receivables at August 31, 1995 and 1994, respectively. The Company's sales to this customer during 1995 comprised 81% of the Company's total sales. During the fourth quarter of 1995, the Company ceased doing business with this customer. (See note
        17). Accordingly, the Company has taken various steps to restructure the business to be commensurate with the reduction in volume. The Company may have to take additional measures in the future as a result of the decrease in volume.

(3)     Summary of Significant Accounting Policies

        Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and Test Services, Inc. ("TSI") which was inactive in the years ended August 31, 1995 and 1994. All intercompany accounts and transactions have been eliminated in consolidation.

        Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand, amounts on deposit with banks and all highly liquid investments with a maturity of 90 days or less when purchased.

        Inventories

        Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market. A provision is made for obsolete and slow moving inventory.

        Property and Equipment

        Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of the minimum lease payments at the inception of the lease. Depreciation is calculated using the half-year convention, straight-line method over the estimated useful lives of the respective assets which range from 3 to 7 years. Equipment held under capital leases are amortized on a straight-line basis over the lesser of the lease term or estimated useful life of the asset. Maintenance and repairs are charged to expenses as incurred. The cost and related accumulated depreciation of the assets are removed from the accounts upon disposition and any resulting gain or loss is reflected in operations.

        Accounts Receivable

        The Company performs ongoing credit evaluations of its trade receivables and generally does not require collateral. An allowance is provided for estimated uncollectible accounts.

        Revenue Recognition

        The Company recognizes revenue upon shipment of products to customers.

        Cost in Excess of Net Assets of Acquired Business

        The excess cost of net assets of acquired business relates principally to the value assigned to customer relationships and is being amortized by the straight-line method over a period of 20 years.

        The Company evaluates, when circumstances warrant, the recoverability of the cost in excess of net assets of acquired businesses by comparing the sum of the undiscounted projected future cash flows attributable to each customer to the carrying value of the related asset. Projected cash flows are estimated for a period approximating the remaining lives of the Company's long-lived assets.

        As a result of such evaluation the Company took an writedown of $160,000 during the year ended August 31, 1995.

        Income Taxes

        In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes", effective September 1, 1993. As of September 1, 1993, there is no impact as a result of adopting SFAS No. 109 and as such no cumulative effect adjustment was required for the adoption of SFAS No. 109. Due to the Company's operating loss carryforwards, management has determined that a valuation allowance equal to the amount of net deferred tax assets is required.

        Earnings Per Share

        Earnings per share are based upon the weighted average number of common and common equivalent shares outstanding during the period.

        Impairment of Long-Lived Assets

        During the year ended August 31, 1995, the Company adopted  Statement of
        Financial   Accounting  Standards  No.  121,  "Accounting  for  the
        Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Statement 121 requires the Company to determine whether recognition of an impairment loss is required and, if so, to measure the impairment. If the sum of the expected future cash flows, undiscounted and without interest costs, is less than the asset's carrying amount, an impairment loss is recognized. Any impairment loss recognized upon adoption for assets to be held and used is recorded in continuing operations.


(4)     Inventories

        Inventories consist of:


                                                          1995          1994

                         Raw materials                  $193,649       997,549
                         Work-in-progress                111,330       249,620
                         Finished goods                   26,561       130,123
                                                        $331,540     1,337,292



(5)     Property and Equipment

        Property and equipment consist of the following:

                                             1995                1994
Leasehold improvements                   $  164,912           233,816
Machinery and equipment                     672,538           737,578
Computer hardware and software              343,578           408,000
Furniture and fixtures                       92,015            91,469
Vehicles                                      9,182            37,053
     Total                               $1,282,225         1,507,916

Less accumulated depreciation and
 amortization                               691,918           484,320

Property and equipment, net              $  590,307         1,023,614


        Depreciation expense was $247,787 and $203,888 in 1995 and 1994, respectively.

        The Company reviewed its leasehold improvements, machinery and equipment and computes hardware and software for impairment as a result of the Company ceasing to do business with its major customer (see notes 2 and 17). The Company estimated future cash flows and compared it with the net asset value of the related assets. This analysis resulted in a writedown of approximately $180,000 which is included as part of cost of goods sold in the income statement.

                      KENMAR BUSINESS GROUPS, INC.

(6)     Acquisition

        On October 15, 1992 the Company purchased all of the outstanding stock of TSI, a manufacturer of electronic printed circuit board assemblies for original equipment manufacturers, for a purchase price of approximately $750,000 consisting of $7,500 cash and three subordinated promissory notes totaling $742,500. The promissory notes are being paid in equal monthly installments over ten years and bear a fixed interest rate of 8%.

        The acquisition has been accounted for using the purchase method of accounting. The following table presents the allocation of the purchase price to the fair value of the assets acquired and liabilities assumed:

                Assets acquired                 $966,145
                Liabilities assumed              216,145
                                                --------
                Purchase price                  $750,000
                                                ========

        As a result of the TSI acquisition, the principal stockholder and chief executive of TSI entered into a ten year non-compete agreement in return for a monthly payment of $3,000 for ten years ending October 15, 2002. Cash payments under the agreement were $72,000 and $36,000 and in 1995 and 1994, respectively. Cash payments in 1995 relate to years ended August 31, 1995 and 1996.

(7)     Line of Credit

        In March 1994, the Company negotiated a $4,000,000 revolving line of credit with a commercial lender which allowed it to borrow up to 80% of eligible receivables and was secured by a first lien on all the Company's receivables and inventory. Borrowings under this line bear interest at prime plus 2.5% (minimum 7.5%) in addition to an annual facility fee and other costs. The Company paid off the line of credit in the fourth quarter of its fiscal year ended August 31, 1995. The Company has not requested a renewal of the line of credit.

                      KENMAR BUSINESS GROUPS, INC.

(8)     Long-Term Debt

        Long-term debt consists of the following:

                                                                  1995        1994

        Subordinated promissory notes payable in monthly
         installments of $9,009, including interest at 8%,
         through October 2002                                   $524,855     646,674

        Bank debt collateralized by a first lien on all the
         Company's plant, equipment, furniture and
         fixtures payable in monthly installments of
         $7,950, including interest at prime + 1%. This
         loan was paid off prior to August 31, 1995.                   -     217,932

        Uncollateralized note payable to stockholder
         repayable with interest at 8% in 59 monthly
         installments of $610 and a balloon payment
         of $30,083 on October 15, 1997                           39,482      43,468

        Notes payable secured by equipment repayable
         in monthly installments of $2,435 including
         interest at 16.85% through April 1996                    18,043      42,202
                                                                 582,380     950,276
        Less current maturities                                   22,359     293,242
                                                                $560,021     657,034



        Principal maturities of debt at August 31, 1995 are as follows:

                Year ending August 31,
                  1996                                  $ 22,359
                  1997                                    73,269
                  1998                                   104,776
                  1999                                    80,451
                  2000                                    87,130
                  Thereafter                             214,395
                  Total long-term debt                  $582,380

                      KENMAR BUSINESS GROUPS, INC.

         Notes to Consolidated Financial Statements, Continued


(9)     Obligation Under Capital Leases

        The Company leases equipment under capital leases which expire on various dates through 1998. Included in property and equipment are the following amounts applicable to these leases:

                                                        1995    1994
                                                        ----    ----
                Machinery and equipment             $200,066   200,066
                Vehicles                                -       27,871
                                                    --------   -------
                                                     200,066   227,937
                Less accumulated amortization         59,043    44,397
                                                    --------   -------
                                                    $141,023   183,540
                                                    ========   =======

        The following is a schedule by years of future minimum lease payments under capital leases as of August 31, 1995:

                Year ending August 31
                1996                               $ 48,272
                1997                                 49,701
                1998                                 29,431
                                                    -------
                Total minimum lease payments        127,404
                Less amounts representing interest   16,029
                                                    -------
                Present value of future minimum
                  lease payments                    111,375
                Less current maturities              35,203
                                                    -------
                                                   $ 76,172
                                                    =======

(10)    Commitments

        The Company leases certain office and production space, machinery and equipment under noncancellable operating leases expiring at various dates through 1998. During the years ended August 31, 1995 and 1994, the Company incurred rental expenses of $214,505 and $271,448, respectively, under these leases.

        Future minimum lease payments under the terms of the above leases are as follows:

                        1996                    $38,422
                        1997                      2,952
                        1998                      2,460

                      KENMAR BUSINESS GROUPS, INC.

(11)    Preferred Stock

        The aggregate number of authorized shares of preferred stock is 100,000. Of the 100,000 shares of preferred stock 30,000 shares have been designated as Class A cumulative preferred stock. The designation of the remaining 70,000 shares will be determined by the Board of Directors.

        The Company issued 1,150 shares of $50 par value Class A cumulative preferred stock ("Class A Preferred Stock") in 1994. During 1993, the Company issued 716 shares of $50 par value Class A cumulative preferred stock including upon receipt of the issue price, the 200 shares subscribed at August 31, 1992. Each share of Class A preferred stock may be called or put at any time after five years from the date of issuance at a rate of one and one-half times the issue price. Redemption requirements of Class A cumulative preferred stock at August 31, 1995 are as follows:

                        1997                    $150,000
                        1998                     447,000
                        1999                      68,700
                        2000                      86,250
                                                --------
                                                $751,950
                                                ========

        The Class A preferred stock is entitled to a 10% cumulative dividend payable quarterly, subject to the provisions of North Carolina law. Cumulative unpaid dividends are $73,008 and $23,378 as of August 31, 1995 and 1994, respectively.

        Upon liquidation, the Class A shares have preference over holders of common stock in an amount equal to the issue price ($50 per share) plus cumulative dividends in arrears. Cash dividends of $-0- and $32,910 were paid in 1995 and 1994, respectively.

(12)    Stock Option Plan

        The Company adopted a non-qualified stock option plan in 1992 to attract and retain employees, officers, directors and advisors.

        As of August 31, 1995 there were 4,178 options outstanding of which 3,878 were vested. Options run for 10 years from the grant date and entitle the holder to convert each option into one share of common stock at $45 per share. No options have been exercised as of August 31, 1995.

                      KENMAR BUSINESS GROUPS, INC.

(13)    Income Taxes

        As discussed in note 3, the Company adopted Statement 109 as of September 1, 1993. There is no cumulative effect of this change in accounting for income taxes as reported in the statement of earnings for the year ended August 31, 1994. Prior years' financial statements have not been restated.

        Components of income tax benefit are as follows:

                                                        1995     1994
                                                        -----    -----
        Taxes currently payable:
          Federal and State                             $  -    (98,768)

        Deferred:
          Federal and State                                -        -
                                                        ------  -------
                                                        $  -    (98,768)
                                                        ======  =======

        Deferred income tax expense (benefit) results from timing differences in the recognition of income and expense for tax and financial statement purposes. Such timing differences relate primarily to differences in financial statement and tax depreciation expense, amounts accrued and expensed for financial statement purposes but not deductible for taxes until paid, and tax uniform capitalization rules for inventory.

        The components of net deferred tax assets and the net deferred tax liabilities as of August 31, 1995 and 1994 are as follows:


                                                        1995       1994
                                                        -----      -----
        Deferred tax assets:
          Net operating loss carryforward               $  72,566   232,918
          Inventories, principally due to additional
            costs inventoried for tax purposes,
            pursuant to the Tax Reform Act of 1986
            and inventory reserves                         83,470   122,815
          Amortization of customer lists                   16,575    10,725
          Accounts receivable, principally due to
            allowance for doubtful accounts                 2,145    31,200
          Other accruals                                   29,962    21,756
          Property, plant and equipment, principally
            due to differences in depreciation and
            FAS 121 writedowns                            125,311       -
                                                        ---------   -------
                Total gross deferred tax assets           330,029   419,414
          Valuation allowance                            (330,029) (408,864)
                                                        ---------   -------
                Net deferred tax assets                 $   -        10,550
                                                        =========   =======
        Deferred tax liabilities:
          Property, plant and equipment, principally
            due to differences in depreciation          $   -        10,550
                                                        ---------   -------
                Total gross deferred tax liabilities    $   -        10,550
                                                        =========   =======

                      KENMAR BUSINESS GROUPS, INC.

(13)    Income Taxes, Continued

        The actual income tax expense (benefit) for 1995 and 1994 differs from the "expected" amount (computed by applying the statutory federal income tax rate of 34% to the earnings before income taxes and cumulative effect of a change in accounting principle) and is principally due to loss carryforwards, nondeductible travel and entertainment expenses, state income taxes net of federal tax benefit, non-deductible officer's life insurance and changes in the amount of the valuation allowance.

        At August 31, 1995, the Company has a net operating loss carryforward of approximately $187,000 and a net economic loss carryforward for state income taxes of approximately $984,000, expiring in various amounts through 2010.

(14)    Employee Benefit Plans

        The Company has a 401(k) defined contribution plan (the "Plan") covering substantially all full-time employees who meet certain age and length of service requirements. Participants are eligible to contribute up to 15% of their annual compensation, not to exceed legal limits. The Company does not make contributions to the Plan. Participants vest immediately in their contributions.

(15)    Related Party Transaction

        During October 1992, a member of the Board of Directors granted a ten year unsecured loan to the Company in the amount of $445,500. As of August 31, 1995 and 1994, the outstanding principal balance was approximately $315,000 and $388,000, respectively. Such amount is included in long term debt.

        During October 1992, the Company entered into a non-compete agreement with a former member of the Board of Directors (see note 6).

        During 1995, a Director, in conjunction with an unrelated party entered into an Agreement to lend the Company $350,122 on a 120 day Note, collarteralized by all the Company's plant, equipment, furniture and fittings. The proceeds of the loan was used to repay approximately $105,000 of bank debt and for operational purposes. The loan carried an interest rate of 12%. Under the Agreement, the lenders purchased 6,380 shares of common stock, at a price of $1 per share (representing approximately 10% of the present outstanding common stock).

        At August 31, 1995, accounts receivable - other included a note receivable from an officer of the Company of $10,866 with an interest rate of 8%.

                      KENMAR BUSINESS GROUPS, INC.

(16)    Net Income Per Common Share

        At August 31, 1995, there were 4,178 stock options outstanding.

        The net income per common share and common equivalent share are calculated by deducting dividends applicable to preferred shares from net income and dividing the result by the weighted average number of shares of common share and common share equivalents outstanding during each of the years. Presentation of fully diluted earnings per share is not required because the effect is anti-dilutive.

(17)    Subsequent Events

        On September 18, 1995, the Company signed an agreement with its largest customer (see note 2). The provisions of the agreement relieved the Company of trade accounts payable to the customer and other suppliers of $1,121,151. The agreement provided the customer relief of trade payables to the Company of $52,957 and required the customer to pay cash to the Company in the amount of $250,000. This agreement also provided for the release of both parties from any claims that might arise from past business relations or transactions.

        Subsequent to the year end the Company entered into negotiations with its major suppliers. These negotiations have resulted in the suppliers forgiving approximately $440,000 of the accounts payable balance at August 31, 1995 in return for payment of 25% of the balance due with a further 25% due in four quarterly installments beginning
        January 1, 1996.

                             KENMAR BUSINESS GROUP, INC.
                             Consolidated Balance Sheets
                       February 29, 1996 and February 28, 1995
                                    UNAUDITED

                                                February 29,    February 28,
                                                    1996            1995
                                                ------------    -------------
        Assets
Current assets:
  Cash and cash equivalents                     $  744,533      $   45,346
  Accounts receivable - trade, net of
    allowance for doubtful accounts of
    $5,500 in 1996 and $65,807 in 1995.
    Also net of allowance for returns of
    $22,410 in 1995.                               513,478       2,165,026
  Accounts receivable - other                       15,865           3,609
  Inventories                                      317,531       1,256,409
  Prepaid expenses and other current assets        110,085          51,296
                                                 ---------       ---------
        Total current assets                     1,719,492       3,521,686
                                                 ---------       ---------
Property and equipment - net                       496,337         908,665
                                                 ---------       ---------
Other assets:
  Deposits and other assets                         72,998         352,382
  Cost in excess of net assets of acquired
    business net of accumulated amortization
    of $212,250 in 1996 and $35,000 in 1995         87,750         265,000
                                                 ---------       ---------
        Total other assets                         160,748         617,382
                                                 ---------       ---------
        Total assets                             2,376,577       5,047,733
                                                 ---------       ---------

        Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Line of credit                                      -          1,911,547
  Current maturities of long-term debt               4,317         132,003
  Current obligations under capital leases          35,203          35,203
  Accounts payable, trade                          621,852       2,397,521
  Other accrued liabilities                         94,833          57,182
                                                 ---------       ---------
        Total current liabilities                  756,205       4,533,456
                                                 ---------       ---------

Long-term debt, less current maturities            541,236         627,614
                                                 ---------       ---------
Long-term obligations under capital leases          57,750          94,283
                                                 ---------       ---------
Class A preferred stock, including accretion
  and accrued dividends                            759,129         626,206
                                                 ---------       ---------

                                KENMAR BUSINESS GROUPS, INC.
                                Consolidated Balance Sheets


                February 29, 1996 and February 28, 1995
                               UNAUDITED



                                                   February 29,    February 28,
                                                      1996             1995


Stockholders' equity (deficit)

  Common stock, $1 par value; authorized 100,000
    shares in 1996 and 1995 issued and outstanding      64,714          64,714

Additional paid-in capital                             213,941         243,226

Retained earnings (deficit)                             (16,398)    (1,141,766)

  Total stockholders' equity (deficit)                  262,257       (833,826)

      Total liabilities and stockholders'
       equity (deficit)                               2,376,577      5,047,733

                          KENMAR BUSINESS GROUPS, INC.
                              Statements of Income
         Six-month periods ended February 29, 1996 and February 28, 1995
                                    UNAUDITED


                                                                Six Months Ending
                                                            February 29,  February 28,
                                                               1996          1995
Sales                                                       $ 1,354,383    $ 8,266,268
Cost of Goods Sold                                            1,373,793      7,449,976
                                                            -----------    -----------

         Gross profit                                           (19,410)       816,292

General, selling and administrative expenses                    397,350        446,525
                                                            -----------    -----------

         Operating income (loss)                               (416,760)       369,767

Other income (expense)
    Interest income                                              30,443          2,610


   Interest expense                                             (29,214)      (141,968)
   Miscellaneous expense                                        (18,300)          --
                                                            -----------    -----------

         Other income (expense)                                 (17,071)       (139,358)
                                                            -----------    -----------


         Income (loss) before income taxes and
         extraordinary items                                   (433,831)       230,409

Income tax benefit (expense)                                       --             --
                                                            -----------    -----------

Income (loss) before extraordinary item                        (433,831)        230,409

Extraordinary Item                                            1,724,781            --

Net Income                                                    1,290,950        230,409

Accretion of preferred stocks                                   (29,285)       (27,003)

Undeclared dividend on preferred stock                          (12,408)       (24,323)
                                                            -----------    -----------

         Net income applicable to common stockholders       $ 1,249,257    $   179,084
                                                            -----------    -----------

Weighted average number of shares                                64,714         60,369
                                                            -----------    -----------

Income (loss) per common share
before extraordinary item                                         (7.35)          2.97

Extraordinary item per
common share                                                      26.65           --

Net income per common share                                       19.30           2.97



                       KENMAR BUSINESS GROUPS, INC.
                        STATEMENTS OF CASH FLOWS

                                                         Six months ending
                                                      February 29,  February 28,
                                                        1996             1995

Cash flow from operating activities:
  Net income                                           $1,290,950      $230,409

 Adjustments to reconcile net income to net cash provided by (used in) operating activities:

   Depreciation and amortization                          111,588       162,626
   Changes in operating assets and liabilities:
    (Increase) in accounts receivable                    (258,416)      (25,905)
    (Increase) in deposits and other assets               (34,600)     (189,162)
    Decrease in inventories                                14,009       120,885
    Decrease in recoverable income tax                         --       103,205
    (Increase) in prepaid expenses
      and other current assets                            (22,939)      (39,814)
    Decrease in accounts receivable other                   3,267         8,398
    (Decrease) in accounts payable, trade              (1,584,683)     (558,915)
    (Decrease) in other accrued liabilities              (331,123)      (97,526)
                                                       ----------      --------
        Net cash provided by (used in) operating
          activities                                     (811,947)     (295,796)
                                                       ----------      --------

Cash flow from investing activities:
   Capital expenditures                                    (7,888)      (40,177)
                                                       ----------      --------

Cash flow from financing activities:
    Proceeds from issuance of common stock                                6,517
    Net borrowing on line of credit                            --       514,594
    Principal payments on long term debt                  (36,827)    (190,659)
    Principal payments on capital lease obligations       (18,422)      (33,611)
    Repurchase of common stocks                              (625)          --
    Dividends paid                                        (12,408)          --
                                                       ----------      --------

      Net cash provided by (used in) financing activities (68,282)      296,841
                                                       ----------      --------

      Net increase (decrease) in cash and cash
        equivalents                                      (888,097)      (29,132)

Cash and cash equivalents:
   Beginning of period                                  1,632,630       74,478
                                                       ----------      --------

   End of period                                         $744,533      $45,346
                                                       ----------      --------

                    KENMAR BUSINESS GROUPS, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


(1) Basis of Presentation:

     The accompanying Consolidated Condensed Financial Statements are unaudited. In management's opinion, all adjustments necessary for a fair presentation have been made. The accompanying financial information should be read in conjunction with the Company's annual audited financial statements for the year ended August 31, 1995.


(2) Inventories:

                                  August 31, 1995     February 29, 1996

Raw materials                      $193,649                  202,529
Work-in-process                     111,330                  104,066
Finished goods                       26,561                   10,936
                                   --------                  -------
                                   $331,540                  317,531
                                   --------                  -------

(3) Extraordinary items:

    On September 18, 1995, the Company signed an agreement with its largest customer. The provisions of the agreement relieved the Company of trade accounts payable to the customer and other suppliers of $1,127,519. The agreement provided the customer relief of trade payables to the Company of $52,957 and required the customer to pay cash to the Company in the amount of $250,000. This agreement also provided for the release of both parties from any claims that might arise from past business relations or transactions.

    During the six months ended February 29, 1996, the Company renegotiated $1,097,881 of its accounts payable balances with its major suppliers. These renegotiations resulted in the suppliers forgiving $507,619 of the amounts due in return for payment of 25% of the remaining balance due principally in September and October 1995 with a further 25% due in four quarterly installments beginning January 1, 1996.

    The above transactions resulted in an extraordinary gain of $1,724,781 (net of legal and other consulting fees of $107,400) or $26.65 per common share and are included in the accompanying unaudited consolidated condensed statement of income for the six months ended February 29, 1996.